Exhibit 10.4

“INFORMATION IN THIS EXHIBIT IDENTIFIED BY THE MARK “[INTENTIONALLY OMITTED]” IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.”

CONSENT, JOINDER AND AMENDMENT NO. 2 TO

LOAN AND SECURITY AGREEMENT

This CONSENT, JOINDER AND AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of January 26, 2022 by and among NEOS THERAPEUTICS, INC., a Delaware corporation ("Company"), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company ("NT Brands"), NEOS THERAPEUTICS, LP, a Texas limited partnership ("NT LP"; together with Company and NT Brands, each, a "Borrower" and collectively, the "Borrowers"), each other Loan Party Obligor party hereto, the Lenders party hereto, and ECLIPSE BUSINESS CAPITAL LLC (f/k/a ENCINA BUSINESS CREDIT, LLC), as agent for the Lenders (in such capacity, "Agent").

W I T N E S S E T H:

WHEREAS, Borrowers, certain other Loan Party Obligors, Agent and Lenders are parties to that certain Loan and Security Agreement dated as of October 2, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefore in the Loan Agreement);

WHEREAS, Borrowers and the other Loan Party Obligors (after giving effect to this Amendment) intend to enter into that certain Loan and Security Agreement dated as of the date hereof, with Avenue Capital Management II, L.P., a Delaware limited partnership, as "Agent" and the other "Lenders" party thereto from time to time (collectively, the "Term Loan Lenders"), pursuant to which the Term Loan Lenders will make certain term loans in an amount equal to $15,000,000 (the "Closing Date Term Loans") (such Loan and Security Agreement and the transactions contemplated thereby, the "Replacement Term Loan Facility");

WHEREAS, upon closing of the Replacement Term Loan Facility, Borrowers desire to make a prepayment of the "Existing Term Loan Debt" (as defined in the Loan Agreement, as amended hereby) in order to repay, in full, in cash, the Existing Term Loan Debt on the date hereof (collectively, the "Existing Term Loan Repayment");

WHEREAS, Borrowers have requested that Agent and Lenders (a) consent to (i) the Replacement Term Loan Facility, and (ii) the making of the Existing Term Loan Repayment (collectively, the "Requested Consents") and (b) amend the Loan Agreement in certain respects; and

WHEREAS, Agent and Lenders are willing to consent to the Requested Consents, and amend the Loan Agreement as set forth herein, in each case subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Consent under Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance on the representations set forth in Section 4 below, Agent and the Lenders party hereto hereby consent to the Requested Consents).  Except as expressly set forth herein, the foregoing consent is a limited consent and shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the exercise by Agent and/or Lenders of any of their respective rights, legal or equitable thereunder.

2.Joinder under Loan and Security Agreement.  Each of Aytu BioPharma, Inc., a Delaware corporation, Aytu Therapeutics, LLC, a Delaware limited liability company, Innovus Pharmaceuticals, Inc., a Nevada corporation, Semprae Laboratories, Inc., a Delaware corporation, Novalere, Inc., a Delaware corporation, Supplement Hunt, Inc., a Nevada corporation, and Delta Prime Savings Club, Inc., a Nevada corporation (collectively, the "New Obligors") hereby acknowledges, agrees and confirms that, by its execution of this Amendment, each will be deemed to be an "Obligor" under the Loan Agreement and shall have all obligations of an Obligor thereunder as if it had executed the Loan Agreement.  Each of the other parties to this Amendment acknowledges, agrees and confirms, that each New Obligor will be a Obligor under the Loan Agreement.  Each New Obligor agrees to be bound by all of the terms, provisions and conditions contained in the Loan Agreement to the extent that the same apply to an "Obligor", including, without limitation (a) the grant of security and related collateral provisions contained in the Loan Agreement, including, without limitation, Section 5 of the Loan Agreement, (b) all of the representations and warranties of a Loan Party Obligor set forth in Section 7 of the Credit Agreement (which are hereby made by each New Obligor), (c) all of the covenants set forth in Sections 7, 8 and 9 of the Loan Agreement and (d) the guaranty and related provisions set forth in Section 12 of the Credit Agreement.  Each New Obligor and each other Loan Party Obligor, hereby agrees that with respect to the New Obligors, all representations and warranties made by any Loan Party Obligor in the Credit Agreement and each other Loan Document, which are made as of the Closing Date or any other date prior to the date hereof, shall be deemed made as of the date hereof.  In furtherance of the foregoing, each New Obligor hereby grants to Agent, for the benefit of the Lenders, a continuing security interest in, lien and mortgage in and to, right of setoff against and collateral assignment of all of such New Obligor's right, title and interest in and to its personal and real property and all rights to such personal and real property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located to secure the Obligations, but in any event excluding "Excluded Property" (as defined in the Loan Agreement).  In furtherance of its obligations under each of the Loan Agreement, each New Obligor authorizes Agent to file against such New Obligor appropriately completed UCC financing statements naming such New Obligor as debtor and Agent as secured party, and describing as collateral, all of the assets of such New Obligor.

3.Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance on the representations set forth in Section 4 below:

(a)Each of the Loan Agreement, Annexes I, II and III, and Exhibits A, B, C, D, E, F and G are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: <~~stricken text~~>) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as reflected in the modifications identified in the document attached hereto as Exhibit A (the "Amended Loan Agreement").

4.Representations and Warranties.  To induce Agent and Lenders to enter into this Amendment, Borrowers and the other Loan Party Obligors party hereto represent and warrant to Agent and Lenders that:

(a)the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on the part of Borrowers and each such Loan Party Obligor party hereto and thereto, and that this Amendment has been duly executed and delivered by Borrowers and each such Loan Party Obligor signatory hereto;

(b)immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality provision or qualifier contained therein) as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct in all material respects (without duplication of any materiality provision or qualifier contained therein) as of such earlier date);

(c)immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing (or would be directly caused thereby); and

(d)this Amendment constitutes the legal, valid and binding obligation of Borrowers and each such Loan Party Obligor party hereto and is enforceable against Borrowers and each such Loan Party Obligor party hereto in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

5.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance reasonably satisfactory to Agent:

(a)Agent shall have received a fully executed copy of this Amendment executed by all Borrowers and each other Loan Party Obligor;

(b)Agent shall have received duly authorized and executed copies of each of the documents listed on the Closing Checklist attached hereto as Exhibit B;

(c)Agent shall have received all fees and other amounts payable on or prior to the closing date of this Amendment, including all attorneys', consultants' and other professionals' fees and expenses incurred by Agent; and

(d)Agent shall have received the Second Amendment Fee, in immediately available funds.

6.Reaffirmation.  Each Borrower and each other Loan Party Obligor hereby reaffirms its obligations under each Loan Document to which it is a party, as each may have been amended on or prior to the date hereof (the "Reaffirmed Agreements").  Each Borrower and each other Loan Party Obligor hereby further agrees that each Reaffirmed Agreement to which it is a party shall remain in full force and effect following the execution and delivery of this Amendment and that all references in any of the Reaffirmed Agreements to which it is a party to the "Loan Agreement" shall be deemed to refer to the Loan Agreement, as modified by this Amendment and as amended or modified from time to time hereafter.  Except as expressly set forth herein, each of the Reaffirmed Agreements shall remain unmodified and in full force and effect.

7.Cost and Expenses.  Borrowers acknowledge that Section 15.7 of the Loan Agreement applies to this Amendment.

8.Post-Closing Covenants.

(a)Within thirty (30) days of the date hereof (or such later date as may be agree to by Agent in its sole discretion), the Loan Parties shall deliver to Agent completed Perfection Certificates for each of the New Obligors.

(b)Within thirty (30) days of the date hereof (or such later date as may be agree to by Agent in its sole discretion), the Loan Parties shall deliver to Agent insurance certificates of the New Obligors evidencing liability and property insurance of such New Obligors, together with additional insured and lender's loss payable endorsements, as applicable, in each case in accordance with the requirements set forth in Section 7.14 of the Loan Agreement.

9.Severability.  If any provision of this Amendment is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Amendment, as the situation may require, and this Amendment shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein.

10.References.  Any reference to the Loan Agreement contained in any document, instrument or agreement executed in connection with the Loan Agreement shall be deemed to be a reference to the Loan Agreement as modified by this Amendment.

11.Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Amendment may be executed by facsimile, email delivery or electronic signature, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument.  Signatures by facsimile, email delivery or electronic signature or other electronic communication to this Amendment or any other Loan Document shall bind the parties to the same extent as would a manually executed counterpart.  The words "execution,"  "signed,"  "signature,"  "delivery,"  and words of like import in or relating to any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.Release/Covenant Not to Sue.  Each Borrower and each other Loan Party Obligor on behalf of itself and its successors, assigns, heirs and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Released Parties of and from any and all liability, including all actual or potential claims, demands or causes of action of any kind, nature or description whatsoever, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise, which any Borrower or any Loan Party or any of their successors, assigns or other legal representatives has had, now has or has made claim to have against any of the Released Parties for or by reason of any act, omission, matter, cause or thing whatsoever, including any liability arising from acts or omissions pertaining to the transactions contemplated by this Amendment and the other Loan Documents, whether based on errors of judgment or mistake of law or fact, from the beginning of time to and including the date hereof, whether such claims, demands and causes of action are matured or known or unknown.  Notwithstanding any provision in the Loan Agreement to the contrary, this Section shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

13.Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Loan Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Loan Agreement.

14.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

NEOS THERAPEUTICS, INC.

By:
Name:
Title:

NEOS THERAPEUTICS BRANDS, LLC

By:
Name:
Title:

NEOS THERAPEUTICS, LP

By: PHARMAFAB TEXAS, LLC, its general partner

By:
Name:
Title:

Signature Page to Consent, Joinder and Amendment No. 2 to Loan and Security Agreement

LOAN PARTY OBLIGORS:

NEOS THERAPEUTICS COMMERCIAL, LLC
PHARMAFAB TEXAS, LLC
AYTU BIOPHARMA, INC.
INNOVUS PHARMACEUTICALS, INC.
SEMPRAE LABORATORIES, INC.
AYTU THERAPEUTICS LLC
NOVALERE, INC.
SUPPLEMENT HUNT, INC.
NEOS THERAPEUTICS COMMERCIAL, LLC

By:
Name:
Title:

Signature Page to Consent, Joinder and Amendment No. 2 to Loan and Security Agreement

AGENT:

ECLIPSE BUSINESS CAPITAL LLC (f/k/a ENCINA BUSINESS CREDIT, LLC),
as Agent

By:
Name:
Title:

LENDERS:

ECLIPSE BUSINESS CAPITALSPV, LLC (f/k/a ENCINA BUSINESS CREDIT SPV, LLC), as
the sole Lender

By:
Name:
Title:

Signature Page to Consent, Joinder and Amendment No. 2 to Loan and Security Agreement

Exhibit A

Amended Loan Agreement

[See attached.]

Exhibit B

Closing Checklist

[See attached.]

Exhibit A to Consent, Joinder and Amendment No. 2 to Loan and Security Agreement

“INFORMATION IN THIS EXHIBIT IDENTIFIED BY THE MARK “[INTENTIONALLY OMITTED]” IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.”

LOAN AND SECURITY AGREEMENT

Dated as of October 2, 2019

by and among

NEOS THERAPEUTICS, INC.

NEOS THERAPEUTICS BRANDS, LLC, and

NEOS THERAPEUTICS, LP,

as Borrowers,

NEOS THERAPEUTICS COMMERCIAL, LLC,

PHARMAFAB TEXAS, LLC,

AYTU BIOPHARMA, INC.,

AYTU THERAPEUTICS, LLC

INNOVUS PHARMACEUTICALS, INC.

SEMPRAE LABORATORIES, INC.

NOVALERE, INC.

SUPPLEMENT HUNT, INC.

DELTA PRIME SAVINGS CLUB, INC.

as Loan Party Obligors,

the Lenders from time to time party hereto,

and

ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC),

as Agent

TABLE OF CONTENTS

			Page

1.	DEFINITIONS.		1

	1.1.	Certain Defined Terms.	1
	1.2.	Accounting Terms and Determinations.	29
	1.3.	Other Definitional Provisions and References.	30
	1.4.

Rates. The interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration ("IBA"), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the "FCA"), the regulatory supervisor of IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.6, such Section 3.6 provides a mechanism for determining an alternative rate of interest. Agent will notify Borrower Representative, pursuant to Section 3.6, of any change to the reference rate upon which the interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any alternative, successor, or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6, will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers and Loan Parties. Agent may select information sources or services in its discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability

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		to any Borrower, Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.	30

2.	LOANS.		31

	2.1.	Amount of Loans	31
	2.2.	Protective Advances; Overadvances	32
	2.3.	Notice of Borrowing; Manner of Revolving Loan Borrowing	32
	2.4.	Swingline Loans	33
	2.5.	Repayments	34
	2.6.	Voluntary Termination of Loan Facilities	34
	2.7.	Obligations Unconditional	34
	2.8.	Reversal of Payments	35
	2.9.	Notes	35
	2.10.	Defaulting Lenders	35
	2.11.	Appointment of Borrower Representative.	36
	2.12.	Joint and Several Liability	37

3.	INTEREST AND FEES; LOAN ACCOUNT.		39

	3.1.	Interest	39
	3.2.	Fees	39
	3.3.	Computation of Interest and Fees	40
	3.4.	Loan Account; Monthly Accountings	40
	3.5.	Further Obligations; Maximum Lawful Rate	40
	3.6.	Certain Provisions Regarding LIBOR Loans; Replacement of Lenders.	41

4.	CONDITIONS PRECEDENT.		43

	4.1.	Conditions to Initial Loans	43
	4.2.	Conditions to all Loans	44

5.	COLLATERAL.		44

	5.1.	Grant of Security Interest	44
	5.2.	Possessory Collateral	45
	5.3.	Further Assurances	45
	5.4.	UCC Financing Statements	45

6.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS.		46

	6.1.	Lock Boxes and Blocked Accounts	46
	6.2.	Application of Payments	46
	6.3.	Notification; Verification	47
	6.4.	Power of Attorney.	47
	6.5.	Disputes	48
	6.6.	Invoices	49
	6.7.	Inventory.	49

7.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.		49

	7.1.	Existence and Authority	49
	7.2.	Names; Trade Names and Styles	50
	7.3.	Title to Collateral; Third Party Locations; Permitted Liens	50
	7.4.	Accounts and Chattel Paper	51

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	7.5.	Electronic Chattel Paper	51
	7.6.	Capitalization; Investment Property	51
	7.7.	Commercial Tort Claims	52
	7.8.	Jurisdiction of Organization; Location of Collateral	52
	7.9.	Financial Statements and Reports; Solvency	53
	7.10.	Tax Returns and Payments; Pension Contributions	53
	7.11.	Compliance with Laws; Intellectual Property; Licenses; Compliance with Health Care Laws; Health Care Permits.	54
	7.12.	Litigation	55
	7.13.	Use of Proceeds	55
	7.14.	Insurance	55
	7.15.	Financial, Collateral and Other Reporting / Notices	56
	7.16.	Litigation Cooperation	58
	7.17.	Maintenance of Collateral, Etc	58
	7.18.	Material Contracts	58
	7.19.	No Default	59
	7.20.	No Material Adverse Change	59
	7.21.	Full Disclosure	59
	7.22.	Sensitive Payments	59
	7.23.	Replacement Term Loan Debt.	59
	7.24.	Access to Collateral, Books and Records	60
	7.25.	Intentionally Omitted	60
	7.26.	Lender Meetings	60
	7.27.	Interrelated Business	60
	7.28.	Post-Closing Matters	61

8.	NEGATIVE COVENANTS		61

	8.1.	Fundamental Changes	61
	8.2.	Asset Sales	61
	8.3.	Investments and Loans	62
	8.4.	Indebtedness	62
	8.5.	Liens	62
	8.6.	Restricted Payments	62
	8.7.	Business	62
	8.8.	Payments on Certain Indebtedness	62
	8.9.	Transactions With Affiliates	63
	8.10.	Modifications to Governing Documents	63
	8.11.	Burdensome Restrictions	63
	8.12.	Modifications to Replacement Term Loan Documents	63
	8.13.	Funds Maintained in Revolving Loan Funding Account	63
	8.14.	Transfers from Neos Loan Parties to Aytu Loan Parties	63

9.	FINANCIAL COVENANTS		64

	9.1.	[Reserved]	64
	9.2.	Capital Expenditure Limitation	64

10.	RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.		64

	10.1.	Release	64
	10.2.	Limitation of Liability	64
	10.3.	Indemnity	64

11.	EVENTS OF DEFAULT AND REMEDIES.		65

	11.1.	Events of Default	65

-iii-

	11.2.	Remedies with Respect to Lending Commitments/Acceleration, Etc.	68
	11.3.	Remedies with Respect to Collateral	68

12.	LOAN GUARANTY.		74

	12.1.	Guaranty	74
	12.2.	Guaranty of Payment	74
	12.3.	No Discharge or Diminishment of Loan Guaranty.	74
	12.4.	Defenses Waived	75
	12.5.	Rights of Subrogation	75
	12.6.	Reinstatement; Stay of Acceleration	75
	12.7.	Information	75
	12.8.	Termination	75
	12.9.	Maximum Liability	76
	12.10.	Contribution	76
	12.11.	Liability Cumulative	77

13.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.		77

14.	AGENT		78

	14.1.	Appointment	78
	14.2.	Rights as a Lender	79
	14.3.	Duties and Obligations	79
	14.4.	Reliance	80
	14.5.	Actions through Sub-Agents	80
	14.6.	Resignation	80
	14.7.	Non-Reliance	81
	14.8.	Not Partners or Co-Venturers; Agent as Representative of the Secured Parties	82
	14.9.	Credit Bidding	83
	14.10.	Certain Collateral Matters	83
	14.11.	Restriction on Actions by Lenders	83
	14.12.	Expenses	84
	14.13.	Notice of Default or Event of Default	84
	14.14.	Liability of Agent	84

15.	GENERAL PROVISIONS.		84

	15.1.	Notices.	84
	15.2.	Severability	86
	15.3.	Integration	86
	15.4.	Waivers	86
	15.5.	Amendments	87
	15.6.	Time of Essence	87
	15.7.	Expenses, Fee and Costs Reimbursement	87
	15.8.	Benefit of Agreement; Assignability	88
	15.9.	Assignments	88
	15.10.	Participations	89
	15.11.	Headings; Construction	90
	15.12.	USA PATRIOT Act Notification	90
	15.13.	Counterparts; Fax/Email Signatures	90
	15.14.	GOVERNING LAW	90
	15.15.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	90
	15.16.	Publication	91

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15.17.	Confidentiality	91
15.18.	Replacement Term Loan Intercreditor Agreement	92

-v-

Perfection Certificate
Annex I	Description of Certain Terms
Annex II	Reporting
Annex III	Commitment Schedule
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Assignment and Assumption Agreement

-vi-

Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this "Agreement") is entered into on October 2, 2019, by and among NEOS THERAPEUTICS, INC., a Delaware corporation ("Company"), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company ("NT Brands"), NEOS THERAPEUTICS, LP, a Texas limited partnership ("NT LP"; together with Company, NT Brands and each other Person who joins this Agreement as a borrower from time to time, each a "Borrower" and collectively the "Borrowers"), NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company ("NT Commercial"), and PHARMAFAB TEXAS, LLC, a Texas limited liability company ("NT PharmaFab"), as Loan Party Obligors (as defined herein), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC), as agent for the Lenders (in such capacity, "Agent").  The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference.

1.	DEFINITIONS.
1.1.	Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC:  Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

"ABL Priority Collateral" means "ABL Priority Collateral" as defined in the Replacement Term Loan Intercreditor Agreement.

"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Annex I.

"Affiliate" means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an "Affiliate" of Borrower for any purposes of this Agreement.  For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

"Agent" means Eclipse in its capacity as agent for the Lenders hereunder, and any successor agent.

"Agent Fee Letter" means that certain fee letter agreement dated as of the Closing Date between Agent and Borrowers.

"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.

"Agent Professionals" means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

"Agreement" and "this Agreement" has the meaning set forth in the preamble to this Agreement.

"Amendment No. 2" means that certain Consent, Joinder and Amendment No. 2 to Loan and Security Agreement dated as of the Amendment No. 2 Effective Date, by and among the Loan Parties, Agent and the Lenders party thereto.

"Amendment No. 2 Effective Date" means January 26, 2022.

"Announcements" has the meaning assigned thereto in Section 1.4 of the Agreement.

"Approved Electronic Communication" means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

"Assignment of Claims Act", means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41 U.S.C. 6305).

"Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignee" has the meaning set forth in Section 15.9(a).

"Assignment and Assumption" means an assignment and assumption agreement substantially in the form of Exhibit G.

"Availability Block" means $3,500,000.

"Aytu" shall mean Aytu BioPharma, Inc., a Delaware corporation (f/k/a Aytu Bioscience, Inc.).

"Aytu Loan Party" and "Aytu Loan Parties" means, individually or collectively as required by the context, each Loan Party other than the Neos Loan Parties.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

"Base Rate" means, for any day, the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon a one (1) month period and shall be determined on a daily basis), (c) one percent (1.0%), and (d) the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo Bank, N.A.’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank, N.A. may designate (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select).

"Base Rate Loan" means any Loan which bears interest at or by reference to the Base Rate.

"Benchmark" means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(d).

"Benchmark Replacement" means,

(a)with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(i)the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii)the sum of: (A) SOFR Average and (B) the related Benchmark Replacement Adjustment;

(iii)the sum of: (A) the alternate benchmark rate that has been selected by Agent and Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided, that, (x) in the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its Permitted Discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement:

(a)	for purposes of clauses (a)(i), (a)(ii), and (b) of the definition of "Benchmark Replacement," an amount equal to 0.11448% (11.448 basis points), and
(b)

for purposes of clause (a)(iii) of the definition of "Benchmark Replacement," the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment notices, length of lookback periods, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of the Agreement and the other Loan Documents).

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);

(b)in the case of clause (c) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein;

(c)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Borrower pursuant to Section 3.6(d)(i) (B); or

(d)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer representative.

"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(d).

"Blocked Account" has the meaning set forth in Section 6.1.

"Borrower" and "Borrowers" has the meaning set forth in the preamble to this Agreement.

"Borrower Representative" means Company, in such capacity pursuant to the provisions of Section 2.11, or any permitted successor Borrower Representative selected by Borrowers and approved by Lender.

"Borrowing Base" means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of (a) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate, minus (b) all Reserves which Agent has established pursuant to Section 2.1(b) (including those to be established in connection with any requested Revolving Loan).

"Borrowing Base Certificate" means the detailed calculation of the Borrowing Base (delivered electronically in an acceptable format) from time to time delivered in accordance with Annex II.

"Business Day" means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close and, in the case of a Business Day which relates to a LIBOR Loan, any day on which dealings are carried on in the London Interbank Eurodollar market.

"Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers, but excluding (a) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) leasehold improvement expenditures for which any Loan Party is actually reimbursed by the lessor, sublessor or sublessee, (c) transaction fees and expenses incurred with any issuance of debt or equity (including any initial public offering) to the extent capitalized, and (d) expenditures incurred under operating leases that are required to be capitalized in accordance with GAAP (which are often referred to as "right to use assets").

"Closing Date" means October 2, 2019.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party Obligor described in Section 5.1, but excluding any Excluded Property.

"Collections" has the meaning set forth in Section 6.1.

"Commitment" and "Commitments" means, individually or collectively as required by the context, the Revolving Loan Commitment.

"Commitment Schedule" means the Commitment Schedule attached hereto as Annex III.

"Company" has the meaning set forth in the Preamble to this Agreement.

"Compliance Certificate" means a compliance certificate substantially in the form of Exhibit F hereto to be signed by the Chief Financial Officer or President of Borrower Representative.

"Confidential Information" means confidential information that any Loan Party furnishes to the Agent pursuant to any Loan Document concerning any Loan Party's business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Agent (or other applicable Person) from a source other than the Loan Parties which is not, to the Agent's knowledge, bound by any confidentiality agreement in respect thereof.

"Default" means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 3.1.

"Defaulting Lender" means any Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower Representative or Agent in writing, or it or its parent has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it or its parent commits to extend credit, (c) has failed, within two Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to Agent, (d) had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Lender or its parent or its or its parent’s debts, or of a substantial part of its or its parent’s assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Lender or its parent or for a substantial part of its or its parent’s assets, or (e) shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing.

"Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar Equivalent Amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to a Borrower's Accounts during such period by (b) such  Borrower's billings with respect to Accounts during such period.

"Dilution Ineligibles" means, as of any date of determination, an amount in respect of "program dilution" to account for wholesale and/or similar distributor service agreement fees, customer chargebacks, cash discounts and other similar items which are accrued as liabilities on the books and records of the Company and its Subsidiaries on a monthly basis.

"Dilution Reserve" has the meaning set forth in Section 1(b)(i) of Annex I.

"Division" in reference to any Person which is an entity, means the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law,  or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.  The word "Divide" when capitalized, shall have a correlative meaning.

"Dollar Equivalent Amount" means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

"Dollars" or "$" means United States Dollars.

"E-Signature" means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

"Early Opt-in Election" means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)a notification by Agent to (or the request by the Borrower Representative to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)the joint election by Agent and Borrower Representative to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.

"Early Payment/Termination Premium" has the meaning set forth in Section 3.2(b).

"EBITDA" means, for the applicable period, for the Loan Parties on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) transaction fees and expenses incurred in connection with the transactions contemplated by this Agreement in an aggregate amount not to exceed $500,000, minus (h) any other non-cash gains that have been added in the calculation of such Net Income.

"Eclipse" means Eclipse Business Capital LLC, a Delaware limited liability company (f/k/a Encina Business Credit, LLC).

"Eligible Account" means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, deems to be an Eligible Account.   The net amount of an Eligible Account (or Eligible Accounts in the aggregate) at any time shall be the face amount of such Eligible Account(s) as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account(s) received from or on behalf of the Account Debtor(s) thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtor(s), granted, outstanding or payable in connection with such Account(s) at such time, including without limitation Dilution Ineligibles. Without limiting the generality of the foregoing, the following Accounts shall not be Eligible Accounts without Agent's prior approval:

(i)the Account Debtor or any of its Affiliates is an Affiliate of any Loan Party;

(ii)it remains unpaid longer than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 4(a) of Annex I or (B) the number of days after the original invoice due date set forth in Section 4(b) of Annex I;

(iii)the Account Debtor or its Affiliates are past any of the applicable dates referenced in clause (ii) above on other Accounts owing to a Borrower comprising more than twenty-five (25%) percent of all of the Accounts owing to a Borrower by such Account Debtor or its Affiliates;

(iv)all Accounts owing by the Account Debtor or its Affiliates which represent more than (A) 55% of all otherwise Eligible Accounts with respect to Accounts owing by Amerisource Bergen Corp., (B) 40% of all otherwise Eligible Accounts with respect to Accounts owing by each of McKesson Corp. and Cardinal Health, Inc. or (C) 10% of all otherwise Eligible Accounts with respect to Accounts owing by any other Account Debtor; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed the applicable percentage set forth above of all otherwise Eligible Accounts;

(v) a covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such Account (including any of the representations set forth in Section 7.4) has been breached and such breach continues uncured;

(vi)the Account is subject to any contra relationship, counterclaim, dispute or set-off; provided, that Accounts which are deemed to be ineligible by reason of this clause (vi) shall be considered ineligible only to the extent of such applicable contra relationship, counterclaim, dispute or set-off;

(vii)the Account Debtor's chief executive office or principal place of business is located outside of the United States;

(viii)it is payable in a currency other than Dollars;

(ix)it (a) is not absolutely owing to a Borrower or (b) arises from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or (c) consist of progress billings or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services;

(x)the Account Debtor is the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless such Borrower has complied with the Assignment of Claims Act or other applicable similar state or local law in a manner reasonably satisfactory to Agent;

(xi)it is not at all times subject to Agent's duly perfected, first-priority security interest or is subject to any other Lien that is not a Permitted Lien, or the goods giving rise to such Account were, at the time of sale, subject to any Lien that is not a Permitted Liens;

(xii)it is evidenced by Chattel Paper or an Instrument of any kind (unless such Chattel Paper or Instrument is delivered to Agent in accordance with Section 5.2) or has been reduced to judgment;

(xiii)the Account Debtor's total indebtedness to Borrowers exceeds the amount of any credit limit established by Borrowers or Agent or the Account Debtor is otherwise deemed not to be creditworthy by Agent in its Permitted Discretion; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits;

(xiv)there are facts or circumstances existing, or which could reasonably be anticipated to occur, which could result in a material adverse change in the Account Debtor's financial condition or impair or delay the collectability of all or any portion of such Account;

(xv)Agent has not been furnished with all documents and other information pertaining to such Account which Agent has reasonably requested, or which any Borrower is obligated to deliver to Agent, pursuant to this Agreement;

(xvi)Any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above;

(xvii)Any Borrower has posted a surety or other bond in respect of the contract or transaction under which such Account arose;

(xviii)the Account Debtor is subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law;

(xix)the sale giving rise to such Account is on cash in advance or cash on delivery terms;

(xx)the goods giving rise to such Account have been sold by a Borrower to the Account Debtor outside such Borrower’s Ordinary Course of Business or the services giving rise to such Account have been performed by Borrower outside such Borrower’s Ordinary Course of Business;

(xxi)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;  or

(xxii)the Account Debtor on such Accounts is located in any jurisdiction which adopts a statute or other requirement that any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction’s tax law must file a "Business Activity Report" (or other applicable report) or make any required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts or arising under such jurisdiction’s laws; provided, however, that such Accounts shall nonetheless be Eligible Accounts if such Borrower has filed a "Business Activity Report" (or other applicable report or required filing).

"Enforcement Action" means any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, selfhelp, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or otherwise.

"Enzastaurin Purchase Agreement" means, collectively, that certain Asset Purchase Agreement, dated as of April 12, 2021, by and among Holdings, as Buyer, Rumpus VEDS LLC, Rumpus Therapeutics, LLC and Rumpus Vascular, as the Sellers, Christopher Brooke and Nathaniel Massari, as in effect on the Amendment No. 2 Effective Date, together with that certain Option Agreement between Rumpus VEDS, LLC and Denovo Biopharma LLC dated December 21, 2019 and Exclusive License Agreement between Johns Hopkins University and Rumpus VEDS, LLC, in each case, as in effect on the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

"ERISA Event" means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

"Event of Default" has the meaning set forth in Section 11.1.

"Excess Availability" means the amount, as determined by Agent, calculated at any date, equal to (a) the lesser of (i) the Maximum Revolving Facility Amount, minus the Availability Block, minus Reserves, and (ii) the Borrowing Base, minus the Availability Block, minus (b) the sum of (i)  the outstanding balance of all Revolving Loans plus (ii) fees and expenses which are due and payable by any Borrower under this Agreement but which have not been paid or charged to the Loan Account.

"Excluded Property" has the meaning set forth in Section 5.1.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient  or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Agent or any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) in the case of a Non-U.S. Recipient (as defined in Section 13(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which Non-U.S. Recipient becomes a party to this Agreement or acquires a participation, except in each case to the extent that, pursuant to Section 13 amounts with respect to such Taxes were payable to such Non-U.S. Recipient assignor (or Lender granting such participation) immediately before such assignment or grant of participation; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient's failure to comply with Section 13(e) (except where the failure to comply with Section 13(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

"Existing Term Loan Facility Agreement" means that certain Facility Agreement, dated as of May 11, 2016, among Borrower, Deerfield Private Design Fund III, L.P. and Deerfield

Special Situations Fund, L.P., as amended, restated, supplemented, or otherwise modified from time to time.

"Existing Term Loan Debt" means Indebtedness outstanding under the Term Loan Documents.  As of the Closing Date, the aggregate outstanding principal amount of the Term Loan Debt is $45,000,000, which amount is being repaid in its entirety on the Amendment No. 2 Effective Date.

"Existing Term Loan Debt Documents" means the Term Loan Facility Agreement and the other "Loan Documents" as defined in the Term Loan Facility Agreement, which documents are being terminated on the Amendment No. 2 Effective Date.

"Existing Term Loan Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, by and among Agent, Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Mgmt, L.P., and acknowledged by the Loan Parties.

"Existing Term Loan Notes" means the "Notes" as defined in the Term Loan Facility Agreement.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

"FCA" has the meaning assigned thereto in Section 1.4.

"FDA" means the US Food and Drug Administration.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

"Financing Lease" means any financing lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

"Fiscal Year" means the fiscal year of Holdings and its Subsidiaries which ends on June 30 of each year.

"Fixed Charge Coverage Ratio" means the ratio, determined in a manner acceptable to Agent in its Permitted Discretion, of (a) EBITDA for the most recently ended twelve-month period for which financial statements have been delivered under Section 7.15(b), minus unfinanced Capital Expenditures of the Loan Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.

"Fixed Charges" means, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled or required to be made during or with respect to such period in respect of Indebtedness of the Loan Parties, plus (b) all Interest Expense of the Loan Parties for such period paid or required to be paid in cash attributable to such period, plus (c) all taxes of the Loan Parties paid or required to be paid for such period and plus (d) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to equity securities or subordinated debt issued by any Loan Party.

"Floor" means a per annum rate equal to 1.50%.

"Foreign Subsidiary" means a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary or a pledge of more than 65% of the voting equity of such Subsidiary, in each case to secure the Obligations, would result in material tax liability to Borrowers.

"FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.

"Governing Documents" means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over this account.

"Grand Prairie Facility Closure" means the cessation of operations of the Loan Parties at the Grand Prairie, Texas location and transfer of substantially all assets located therein or associated exclusively therewith, including the transfer of related manufacturing equipment and non-exclusive licensing of related Intellectual Property to Halo Pharmaceutical, Inc. (dba Cambrex Whippany) and the subleasing of the lease thereof prior to the natural expiration specified therein.

"Guaranty" or "Guarantied", as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

"Health Care Laws" means all laws relating to the provision and/or administration of, and/or payment for, healthcare products or services, including, without limitation, applicable laws with respect to (in each case, to the extent applicable): (a) health care fraud and abuse (including without limitation the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Stark Law (42 U.S.C. § 1395nn); the civil False Claims Act (31 U.S.C. § 3729 et seq.); 42 U.S.C. §§ 1320a-7, 1320a-7b; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); and any state, commonwealth or local laws similar to any of the foregoing; (b) Medicare, Medicaid or other programs which are sponsored or maintained by a governmental payor; (c) quality, safety certification and accreditation standards and requirements; (d) HIPAA; (e) prescription drug, medical device or controlled substances registration, approval, importation, sale, use, distribution, compounding, dispensing, transporting, purchasing, storage, tracking, marketing and security, including state pharmacy and controlled substance laws, the Federal Food, Drug, and Cosmetic Act, the Controlled Substances Act, the Prescription Drug Marketing Act of 1987, and Food and Drug Administration rules and regulation; (f) the provision of free or discounted care or services; and (g) the conditions of participation or enrollment as a provider/supplier in and Laws governing health programs administered by or paid for, in whole or in part by, governmental payors.

"Health Care Permits" means any and all Permits issued or required under applicable Health Care Laws.

"HIPAA" means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state, commonwealth and local laws regulating the privacy and/or security of individually identifiable health information, including state laws providing for notification of breach of privacy or security of individually identifiable health information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

"Holdings" means Aytu.

"IBA" has the meaning assigned thereto in Section 1.4.

"Indebtedness" means (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (d) all obligations of such Person under conditional sale or other title-retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not one-hundred twenty (120) days past the invoice date incurred in the Ordinary Course of Business, but including the maximum potential amount payable under any earn-out or similar obligations), (f) all Financing Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and bankers' acceptances or in respect of financial or other hedging obligations, (h) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product and (j) all Guaranties, endorsements (other than for collection in the Ordinary Course of Business) and other contingent obligations in respect of the obligations of others.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Interest Expense" means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Financing Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

"Investment Property" means the collective reference to (a) all "investment property" as such term is defined in Section 9-102 of the UCC, (b) all "financial assets" as such term is defined in Section 8-102(a)(9) of the UCC and (c) whether or not constituting "investment property" as so defined, all Pledged Equity.

"Issuers" means the collective reference to each issuer of Investment Property.

"Lender" means each Person listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.  Unless the context expressly provides otherwise, "Lender" shall include the Swingline Lender.

"LIBOR Loan" means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

"LIBOR Rate" means, for any calendar month, the rate (expressed as a percentage  per  annum  and rounded upward, if necessary, to the next nearest 1/100 of 1%) that is the greater of (a) the Floor or (b) the rate per annum, as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Agent may designate from time to time), for Dollars for a one-month period as of 11:00 a.m., London time, two Business Days prior to the commencement of such calendar month (and, if any such published rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero).  Each determination of the LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error. For the sake of clarity, the LIBOR Rate shall be adjusted monthly on the first day of each month.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Financing Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

"Loan Account" has the meaning set forth in Section 3.4.

"Loan Documents" means, collectively, this Agreement (including the Perfection Certificate(s) and all other attachments, annexes and exhibits hereto) and all notes, guaranties, security agreements, mortgages, certificates, pledge agreements, landlord's agreements, Lock Box and Blocked Account agreements, the Existing Term Loan Intercreditor Agreement, the Replacement Term Loan Intercreditor, and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower, any Loan Party, or any Other Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

"Loan Guaranty" means the obligations of Obligors pursuant to Section 12.

"Loan Party" means, individually, Holdings, each Borrower and each direct and indirect Subsidiary of Holdings and each Borrower; and "Loan Parties" means, collectively, Holdings each Borrower and each direct and indirect Subsidiary of Holdings and each Borrower.

"Loan Party Obligor" means, individually, each Borrower, or any Obligor that is a Loan Party and each Person identified in the Preamble as a Loan Party Obligor; and "Loan Party Obligors" means, collectively, each Borrower, and each Loan Party Obligor.

"Loans" means, collectively, the Revolving Loans (including any Protective Advances and Overadvances) and the Swingline Loans.

"Lock Box" has the meaning set forth in Section 6.1.

"Material Adverse Effect" means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Holdings and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party or any Other Obligor, as applicable, to perform any of its obligations under any of the Loan Documents, (c) the validity or enforceability of, or Lender's rights and remedies under, any of the Loan Documents, (d) the ability of Agent and Lenders realize upon Collateral in which Agent has previously perfected a Lien or (e) the existence, perfection or priority of any security interest granted in any Loan Document and covering Collateral in which Agent has previously perfected a Lien.

"Material Contract" means has the meaning set forth in Section 7.18.

"Maturity Date" means the earlier of (i) Scheduled Maturity Date, (ii) the Termination Date, or (iii) such earlier date as the Obligations may be accelerated by Agent in accordance with the terms of this Agreement (including pursuant to Section 11.2).

"Maximum Lawful Rate" has the meaning set forth in Section 3.5.

"Maximum Liability" has the meaning set forth in Section 12.9.

"Maximum Revolving Facility Amount" means the amount set forth in Section 1(a) of Annex I.

"Medicaid" means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto, and all laws pertaining to such program, including (a) all federal statutes affecting such program; (b) all state and commonwealth statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations and legally binding manuals, orders and administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

"Medicare" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto, and all laws pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations and legally binding manuals, orders, administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Neos Loan Party" and "Neos Loan Parties" means, individually or collectively as required by the context, each Borrower, NT Commercial and NT Pharmafab.

"Net Income" means, for the applicable period, for Borrowers individually or for the Loan Parties on a consolidated basis, as applicable, the net income (or loss) of Borrowers individually or of the Loan Parties on a consolidated basis, as applicable, for such period, excluding any gains or non-cash losses from dispositions, any extraordinary gains or extraordinary non-cash losses and any gains or non-cash losses from discontinued operations, in each case of Borrowers individually or of the Loan Parties on a consolidated basis, as applicable, for such period.

"Non-Consenting Lender" has the meaning set forth in Section 15.5(b).

"Non-Paying Guarantor" has the meaning set forth in Section 12.10.

"Non-U.S. Recipient" has the meaning set forth in Section 13(e)(ii).

"Notice of Borrowing" has the meaning set forth in Section 2.3.

"NT Brands" has the meaning set forth in the Preamble to this Agreement.

"NT Commercial" has the meaning set forth in the Preamble to this Agreement.

"NT LP" has the meaning set forth in the Preamble to this Agreement.

"NT PharmaFab" has the meaning set forth in the Preamble to this Agreement.

"Obligations" means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Loan Party Obligor to Agent and Lenders, whether evidenced by this Agreement, any other Loan Document or otherwise, whether arising from an extension of credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by any Lender in any Borrower's indebtedness owing to others), whether absolute or contingent, whether due or to become due and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

"Obligor" means any guarantor, endorser, acceptor, surety or other Person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations, other than Borrower.

"Ordinary Course of Business" means, in respect of any transaction involving any Person, the ordinary course of business of such Person, as conducted by such Person as of the Closing Date and any practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business, as reasonably determined by such Person.

"Other Obligor" means any Obligor other than any Loan Party Obligor.

"Other Taxes" means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

"Overadvances" has the meaning set forth in Section 2.2(b).

"Participant" has the meaning set forth in Section 15.10(b).

"Paying Guarantor" has the meaning set forth in Section 12.10.

"Payment Conditions" means, as to the making of any payment or distribution of any dividends or other distributions on Holdings' stock or other equity interest, satisfaction as of the making of each such payment or distribution, and after giving pro forma effect thereto, of each of the following conditions: (a) no Default or Event of Default has occurred and is continuing, (b) the Fixed Charge Coverage Ratio, calculated for the twelve consecutive calendar months most recently ended for which the monthly financial statements of Borrowers and the related Compliance Certificate are required to have been delivered to Agent pursuant to Section 7.15, is greater than 1.1:1.0, and (c) Excess Availability is greater than $2,500,000.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

"Pension Plan" means any employee pension benefit plan (including a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

"Perfection Certificate" means the Perfection Certificate completed by Borrowers and Obligors and attached hereto and incorporated herein by this reference, and any supplements or updates thereto delivered to Lender in accordance herewith.

"Permitted Acquisitions" means any acquisition by any Aytu Loan Party (it being expressly understood that no Neos Loan Party may make any Permitted Acquisition) of fifty percent (50.00%) or more of the capital stock or other equity interests, or all or substantially all of the assets of a Person, by a Loan Party (each, an "Acquisition"), in each case, to the extent that each of the following conditions shall have been satisfied:

(a)the Loan Parties shall have delivered to Agent at least ten (10) Business Days (or such shorter period as may be agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) to the extent available, a due diligence package (including, to the extent available, a quality of earnings report); and (iii) copies of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement and reasonably requested by Agent, all material regulatory and third party approvals and copies of any environmental assessments, if applicable;

(b)the Loan Parties (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents to the extent required by the terms of this Agreement, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien (other than Permitted Liens) in all entities and assets acquired in connection with the Acquisition to the extent required by this Agreement;

(c)at the time of such Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(d)the Acquisition would not result in a Change in Control and the applicable Loan Party remains a surviving legal entity after such Acquisition;

(e)with respect to any Acquisition involving an in-license to a Loan Party, all such in-licenses or agreements related thereto shall constitute “Collateral" and Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents;

(f)all transactions in connection with such Acquisition shall be consummated in all material respects in accordance with applicable laws;

(g)the assets acquired in such Acquisition are for use in the same, similar, related or complementary lines of business as the Loan Parties are currently engaged or a similar, related or complementary line of business reasonably related, ancillary or supplemental thereto or incidental thereto or reasonably expansive thereof;

(h)if required, such Acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition and, in any event, such Acquisition shall be a non-hostile transaction;

(i)no Indebtedness or Liens are assumed or created (other than Permitted Liens and Permitted Indebtedness) in connection with such Acquisition;

(j)unless Agent shall otherwise consent in writing (in its sole discretion), (x) if the Acquisition is an equity purchase or merger, the target and its Subsidiaries must have as their jurisdiction of formation a state within the United States or the District of Columbia, and (y) if the Acquisition is an asset purchase, not less than ninety percent (90.00%) of the fair market value of all of the tangible assets so acquired shall be located within the United States or, in the case of registered Intellectual Property, registered in the United States;

(k)the consideration payable by the Loan Parties in connection with such Acquisition shall consist solely of (x) noncash equity interests in Holdings and/or (y) cash and cash equivalents not to exceed in the aggregate the cap set forth in clause (l) below;

(l)the sum of all cash amounts (including cash equivalents) paid or payable in connection with all Permitted Acquisitions (including all Indebtedness, liabilities and contingent obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed (excluding any royalties, earn-outs or comparable payment obligations in connection therewith), regardless of when due or payable to the extent such obligations are required to be reflected on a consolidated balance sheet of the Loan Parties in accordance with GAAP) (all such consideration, the "Acquisition Consideration") shall not exceed One Million Dollars ($1,000,000.00) in the aggregate during the term of this Agreement or such greater amount as to which Agent may otherwise consent in writing (in its sole discretion); and

(m)Agent has received, prior to the consummation of such Acquisition, updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding four calendar quarters following the proposed consummation of the Acquisition beginning with the calendar quarter during which the Acquisition is to be consummated.

For the avoidance of doubt, no assets being acquired in any proposed Acquisition shall be included in the Borrowing Base unless and until Agent has received a field examination of such assets in form and substance acceptable to Agent in its Permitted Discretion.

"Permitted Contingent Obligations" means:

(a)contingent obligations arising in respect of the Indebtedness under the Loan Documents;

(b)contingent obligations resulting from endorsements for collection or deposit in the ordinary course of business;

(c)contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time outstanding;

(e)contingent obligations arising with respect to customary indemnification obligations in favor of (i) purchasers in connection with dispositions of personal property assets permitted hereunder or in connection with any other commercial agreement entered into by a Loan Party in the ordinary course of business and (ii) researchers and their institutions in the ordinary course of R&D clinical activities;

(f)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, contingent obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by a the Loan Parties in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(g)contingent obligations existing or arising in connection with any letter of credit for the primary purpose of securing a lease of real property in the Ordinary Course of Business, provided that the aggregate amount of all such letter of credit reimbursement obligations does not at any time exceed One Hundred Thousand Dollars ($100,000.00) outstanding;

(h)unsecured contingent obligations incurred under the Enzastaurin Purchase Agreement, to the extent the payment of such contingent obligations is required under the terms and conditions of the Enzastaurin Purchase Agreement, as in effect on the Amendment No. 2 Effective Date; provided that no Loan Party shall prepay any such contingent obligations or make or permit any payment (or set aside any funds for payment) on or in respect of such contingent obligations until such contingent obligations are due and owing pursuant to the terms of the Enzastaurin Purchase Agreement;

(i)unsecured contingent obligations arising with respect to customary indemnification obligations, adjustment of purchase price or similar obligations of any Borrower (and not, for the avoidance of doubt, including any milestones, earnouts, royalties or similar obligations), to the extent such contingent obligations arise in connection with a Permitted Acquisition and do not cause the Borrowers or their Subsidiaries to exceed the cap on Acquisition Consideration set forth in the definition of Permitted Acquisition;

(j)unsecured earn-out obligations, royalties and other similar contingent purchase price obligations incurred by any Aytu Loan Party in connection with a Permitted Acquisition (and not including any seller notes or other non-contingent Indebtedness unless otherwise constituting Permitted

Indebtedness), in an amount not to exceed the cap, if any, set forth in the definition of Permitted Acquisitions, in respect of such items, as of any date of determination, after taking into account all amounts paid or payable by a Loan Party during the term of this Agreement; provided that no payment shall be made in respect of such obligations if an Event of Default has occurred and is continuing or would result from such payment; and

(k)contingent obligations of any Loan Party in the form of a guarantee of the obligations of any other Borrower to the extent the obligations evidenced thereby are permitted hereunder and, to the extent applicable, such guarantees are subordinated to the Obligations in the same manner as are the underlying obligations that are being guaranteed.

"Permitted Discretion" means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

"Permitted Indebtedness" means:

(a) the Obligations;

(b) the Indebtedness existing on the Amendment No. 2 Effective Date described in Section 7 of the Perfection Certificate (as the Perfection Certificate may be amended or otherwise supplemented in accordance with Section 8(a) of Amendment No. 2); in each case along with extensions, refinancings, modifications, amendments and restatements thereof; provided, that (i) the principal amount thereof is not increased, (ii) if secured by a Permitted Lien, no additional collateral beyond that existing as of the Closing Date is granted to secure such Indebtedness; (iii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Agent and (iv) the terms thereof are not modified to impose more burdensome terms upon any Loan Party;

(c) Financing Leases and purchase-money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $8,000,000 at any time outstanding;

(d)Indebtedness arising under operating leases in the Ordinary Course of Business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f) the Replacement Term Loan Debt to the extent subject to, and permitted by, the Replacement Term Loan Intercreditor Agreement;

(g)to the extent constituting Indebtedness, Indebtedness incurred in connection with the financing of insurance premiums;

(h) Indebtedness incurred for the acquisition of supplies, inventory or other property or services on normal trade credit in the Ordinary Course of Business;

(i)Indebtedness, in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) at any time outstanding, in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management or merchant services, in each case, incurred in the ordinary course of business;

(j)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Indebtedness existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by a Borrower in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(k)Indebtedness constituting Permitted Contingent Obligations;

(l) other unsecured Indebtedness in an aggregate principal amount not exceeding $250,000 at any time outstanding; and

(m)Indebtedness consisting of unsecured intercompany loans and advances incurred by (1) any Loan Party owing to any other Loan Party, (2) any Subsidiary owing to any other Subsidiary, (3) a Subsidiary that is not a Loan Party owing to any Loan Party, so long as such Indebtedness constitutes a Permitted Investment of the applicable Loan Party pursuant to clause (c) of the definition of Permitted Investments; provided that (A) any such Indebtedness owed by a Loan Party shall, at the request of Agent, be subordinated to the payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to Agent and (B) upon the request of Agent at any time, any such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Agents, as security for the Obligations.

"Permitted Investments" means:

(a)investments outstanding on the Amendment No. 2 Effective Date described in Section 1 of the Perfection Certificate (as the Perfection Certificate may be amended or otherwise supplemented in accordance with Section 8(a) of Amendment No. 2);

(b)investments by any Loan Party in any other Loan Party or any Subsidiary of a Loan Party in equity interests; provided, that (A) any such equity interests held by a Loan Party Obligor shall be pledged as required pursuant to this Agreement and B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (c) below and outstanding Guaranties permitted under clause (d) below) shall not exceed $500,000 at any time outstanding);

(c)loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary; provided, that (A) any such loans and advances made by a Loan Party and evidenced by a promissory note shall be pledged pursuant to this Agreement and (B) the principal amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted by clause (b) above and outstanding Guaranties permitted under clause (d) below) shall not exceed $500,000 at any time outstanding);

(d)Guaranties constituting Indebtedness permitted by Section 8.4; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is guaranteed by any Loan Party (together with outstanding investments permitted under clause (b) above and outstanding intercompany loans permitted under clause (c) above) shall not exceed $500,000 at any time outstanding);

(e)loans and advances to directors, employees and officers of any Loan Party Obligor and its Subsidiaries for bona fide business purposes in the Ordinary Course of Business, in an aggregate amount not to exceed $250,000 at any time outstanding;

(f)Permitted Acquisitions;

(g)Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000.00) in capital and a rating of at least "investment grade" or "A" by Moody’s or any successor rating agency;

(h)Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(i)temporary advances to cover incidental expenses to be incurred in the Ordinary Course of Business;

(j)Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in a Loan Party’s industry and which do not require any Loan Party to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Agent and each Lender, require a Loan Party to transfer ownership of non-cash assets to such joint venture or other entity; provided, that the aggregate amount of Investments under this clause (j) made in cash or cash equivalents shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time outstanding;

(k)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(l)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

(m)to the extent constituting an Investment, the holding by a Person of cash and cash equivalents owned by such Person;

(n)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(o)to the extent constituting investments, guaranties constituting Permitted Indebtedness or Permitted Contingent Obligations;

(p)so long as no Event of Default exists or results therefrom, the granting of Permitted Licenses;

(q)so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, other Investments of cash and cash equivalents in an amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time outstanding;

(r)leases of real or personal property in the Ordinary Course of Business and in accordance with the terms and conditions of this Agreement; and

(s)investments constituting deposits described in Permitted Liens.

"Permitted License" means (i) any license of the Tussionex patent in connection with the Tussionex Disposition so long as, at the time of consummation thereof, no Default or Event of Default has occurred and is continuing, (ii) licenses and sublicenses as reflected in the Paragraph IV Settlements (Actavis & Teva) as in effect on the Amendment No. 2 Effective Date, (iii) [reserved], (iv) license agreement in respect of Natesto pursuant to that Termination and Transition Agreement by and among Acerus Pharmaceuticals Corporation and Holdings dated March 31, 2021 and (v) any non-exclusive license or non-exclusive sublicense of rights to discrete Intellectual Property of any Loan Party so long as all such licenses or sublicenses (a) are granted in the Ordinary Course of Business, (b) do not result in a legal transfer of title to the licensed property, and (c) have been granted in exchange for fair consideration and on commercially reasonable terms; provided that no such licenses may be granted if an Event of Default has occurred and is continuing or could result from the granting thereof.

"Permitted Liens" means:

(a) purchase-money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness;

(b) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained provided the same have no priority over any of Agent's security interests;

(c) liens of materialmen, mechanics, carriers, or other similar liens arising in the Ordinary Course of Business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained;

(d) liens which constitute banker's liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker's liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party);

(e) cash deposits or pledges of an aggregate amount not to exceed $50,000 to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business;

(f) judgment Liens in respect of judgments that do not constitute an Event of Default;

(g)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Subsidiary;

(h)any Lien in existence on the Amendment No. 2 Effective Date and described in Section 7 of the Perfection Certificate (as the Perfection Certificate may be amended or otherwise supplemented in accordance with Section 8(a) of Amendment No. 2) and any Lien granted as a replacement or substitute therefor; provided, that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date;

(i) Liens on the assets of the Loan Parties securing the Replacement Term Loan Debt to the extent such Liens are subject to, and permitted by, the Replacement Term Loan Intercreditor Agreement;

(j)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, $250,000;

(l)licenses or sublicenses of Intellectual Property in accordance with the terms of hereof;

(m)the interests of licensors under inbound licenses to a Loan Party;

(n)the interests of leases or sub-lessees of real property;

(o)Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(p)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into the ordinary course of business; and

(q)other Liens securing obligations in an aggregate principal amount not to exceed $50,000 at any time outstanding.

"Permitted Transfer" means: (i) non-exclusive licenses of Intellectual Property in the Ordinary Course of Business  consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) transfers constituting Permitted Liens; (iii) Transfers permitted in Section 8.1 or 8.6 hereunder; (iv) transfers of assets (other than Intellectual Property) for fair consideration and in the Ordinary Course of its Business; (v) expiration, forfeiture, invalidation, cancellation, abandonment or lapse (including, without limitation, the narrowing of claims) of Intellectual Property  that is, in the reasonable good faith judgment of the Loan Parties, no longer useful in the conduct of the business of the Loan Parties; (vi) transfers by any Loan Party to another Loan Party, and transfers by any Subsidiary of a Loan Party to a Loan Party; (vii) sales, forgiveness or discounting, on a non-recourse basis and in the Ordinary Course of Business, of past due accounts in connection with the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement; (viii) dispositions consisting of the use or payment of cash or cash equivalents in the Ordinary Course of Business and in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (ix) the Tussionex Disposition so long as, at the time of consummation thereof, no Default or Event of Default has occurred and is continuing; (x) the Grand Prairie Facility Closure; (xi) transfer of MiOXSYS Analyzer, MiOXSYS Sensors as well as all Intellectual Property related thereto, know-how, copyrights, technical information and similar rights pertaining to MiOXSYS Analyzer and or MiOXSYS Sensors, in each case, pursuant to the terms of that certain Asset Purchase Agreement between Holdings and UAB Caerus Biotechnologies dated July 2, 2021; (xii) leases or subleases of real property or equipment in the Ordinary Course of Business and in accordance with the terms and conditions of this Agreement; (xiii) other dispositions approved by Agent in writing from time to time in its sole discretion; and (xiv) transfer of inventory or products required in connection with the manufacturing of such inventory or products or the performance of clinical studies in respect thereof, in each case, in the Ordinary Course of the Loan Parties’ business in accordance with past practices.

"Permits" means all permits, licenses, registrations, certificates, qualifications, accreditations, approvals or similar rights required to be obtained, from any Governmental Authority.

"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

"Pledged Equity" means the equity interests listed on Sections 1(f) and 1(g) of the Perfection Certificate, together with any other equity interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Loan Party Obligor while this Agreement is in effect, and including, to the extent attributable to, or otherwise related to, such pledged equity interests, all of such Loan Party Obligor's (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer's assets and properties and (c) rights and interests, if any, to participate in the management of each Issuer related to such pledged equity interests.

"Pro Rata Share" means with respect to all matters relating to any Lender the percentage obtained by dividing (i) the Loan Commitment of that Lender by (ii) the aggregate Loan Commitments of all Lenders, in each case as any such percentages may be adjusted by assignments pursuant to an Assignment and Assumption

"Protective Advances" has the meaning set forth in Section 2.2(a).

"Recipient" means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by Agent in its Permitted Discretion.

"Register" has the meaning set forth in Section 15.9(c).

"Released Parties" has the meaning set forth in Section 10.1.

"Relevant Governmental Body" means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

"Replacement Lender" has the meaning set forth in Section 3(c).

"Replacement Term Loan Facility Agent" means Avenue Capital Management II, L.P., in its capacity as administrative agent and collateral agent.

"Replacement Term Loan Facility Agreement" means that certain Loan and Security Agreement, dated as of the Amendment No. 2 Effective Date, among Aytu, as Borrower, Replacement Term Loan Facility Agent and the "Lenders" from time to time party thereto, together with the Supplement to Loan and Security Agreement attached thereto, in each case as amended, restated, supplemented, or otherwise modified from time to time.

"Replacement Term Loan Debt" means Indebtedness outstanding under the Term Loan Documents.  As of the Closing Date, the aggregate outstanding principal amount of the Term Loan Debt is $15,000,000.

"Replacement Term Loan Debt Documents" means the Term Loan Facility Agreement and the other "Loan Documents" as defined in the Term Loan Facility Agreement.

"Replacement Existing Term Loan Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Amendment No. 2 Effective Date, by and among Agent and Replacement Term Loan Facility Agent, and acknowledged by the Loan Parties.

"Replacement Term Loan Notes" means the "Notes" as defined in the Replacement Term Loan Facility Agreement.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

"Required Lenders" means at any time Lenders (other than Defaulting Lenders) then holding at least fifty-one (51%) percent of the sum of the aggregate Loan Commitment then in effect; provided, that if there are two or more Lenders, then Required Lenders shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso).

"Reserves" has the meaning set forth in Section 2.1(b).

"Restricted Accounts" means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the Ordinary Course of Business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

"Restricted Payment" means any payment, dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in Company, any Loan Party or any Subsidiary of any Loan Party, or any payment, dividend or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in any of Company, any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such equity interests in any of Company, any Loan Party or any Subsidiary of any Loan Party.

"Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans, which aggregate commitment shall be in an amount equal to the Maximum Revolving Facility Amount.

"Revolving Loans" has the meaning set forth in Section 2.1(a).

"Revolving Loan Funding Account" shall mean account number xxxx8472 maintained by Company at First Republic Bank, or such other replacement account acceptable to Agent and designated as the "Revolving Loan Funding Account" for purposes of this Agreement, which shall be subject to a first-priority security interest in favor of Agent and shall be the account into which all disbursements of Revolving Loan proceeds shall be funded.

"Scheduled Maturity Date" means the date set forth in Section 6 of Annex I.

"Securities Act" means the Securities of Act of 1933, as amended.

"Settlement" has the meaning set forth in Section 2.4(c).

"Settlement Date" has the meaning set forth in Section 2.4(c).

"SOFR" means, with respect to any Business Day means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator’s Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"SOFR Average" means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average).

"SPS" means Specialty Pharmaceutical Services, a subsidiary of Cardinal Health.

"Stated Rate" has the meaning set forth in Section 3.5.

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.  Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

"Swingline Lender" means Eclipse Business Capital SPV, LLC (f/k/a Encina Business Credit SPV, LLC), in its capacity as lender of Swingline Loans hereunder.

"Swingline Loans" has the meaning set forth in Section 2.4(a).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means the forward-looking term rate with a tenor of approximately one (1) month based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Term SOFR Notice" means a notification by Agent to the Lenders and Borrower of the occurrence of a Term SOFR Transition Event.

"Term SOFR Transition Event" means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(d) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

"Termination Date" means the date on which all of the Obligations have been paid in full in cash and all of Agent and Lenders' lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

"Term Loan Priority Collateral" means "Term Loan Priority Collateral" as defined in the Replacement Term Loan Intercreditor Agreement.

"Tussionex Disposition" means the disposition or transfer of the Tussionex product line (including all inventory, Intellectual Property (including know-how necessary for the manufacture of Tussionex), labeler code and related equipment and customer agreements to the extent, in each case, such assets are related solely to the Tussionex product line) sold for fair value to third parties, as determined by the Loan Parties in good faith.

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of Illinois or other applicable jurisdiction.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"USD LIBOR" means the London interbank offered rate for Dollars with a tenor of one (1) month.

1.2.	Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied.  If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at "fair value", as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Financing Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Financing Leases on the Closing Date shall be considered Financing Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Agent and Lenders in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

1.3.	Other Definitional Provisions and References.

References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided.  Any term defined herein may be used in the singular or plural.  "Include", "includes" and "including" shall be deemed to be followed by "without limitation".  "Or" shall be construed to mean "and/or".  Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person.  References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.  Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document.  All amounts used for purposes of financial calculations required to be made herein shall be without duplication.  References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.  References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document).  The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalent Amount thereof as of such date of measurement. Reference to a Loan Party’s "knowledge" or similar concept means actual knowledge of a senior officer, or knowledge that a senior officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.4.Rates.The interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, ICE Benchmark Administration ("IBA"), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the "FCA"), the regulatory supervisor of IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements.  As a result, it is possible that immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.6, such Section 3.6 provides a mechanism for determining an alternative rate of interest. Agent will notify Borrower Representative, pursuant to Section 3.6, of any change to the reference rate upon which the interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based.  However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any alternative, successor, or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6, will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.  Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers and Loan Parties.  Agent may select information sources or services in its discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.LOANS.

2.1.	Amount of Loans .

(a)Revolving Loans.  Subject to the terms and conditions of this Agreement, each Lender with a Revolving Loan Commitment will severally (and not jointly), from time to time prior to the Maturity Date, at Borrower Representative's request, make revolving loans to Borrowers ("Revolving Loans"); provided, that after giving effect to each such Revolving Loan, (A)  the outstanding balance of all Revolving Loans will not exceed the lesser of (x) the Maximum Revolving Facility Amount, minus the amount of Reserves established against the Maximum Revolving Facility Amount in accordance with Section 2.1(b), minus the Availability Block, and (y) the Borrowing Base minus the Availability Block, and (B) the sum of each Lender's outstanding balance of Revolving Loans will not exceed such Lender's Revolving Loan Commitment.  All Revolving Loans shall be made in and repayable in Dollars.

(b)Reserves.  Agent may, with notice to Borrower Representative, from time to time establish and revise reserves against the Borrowing Base and the Maximum Revolving Facility Amount in such amounts and of such types as Agent deems appropriate in its Permitted Discretion ("Reserves") to reflect (i) events, conditions, contingencies or risks which affect or could reasonably be expected to materially adversely affect (A) the Collateral or its value, or the enforceability, perfection or priority of the security interests and other rights of Agent in the Collateral or (B) the assets and business of any Borrower or any Loan Party Obligor (including the Dilution Reserve), (ii) Agent's good faith belief that any Collateral report or financial information furnished by or on behalf of any Borrower or any Loan Party Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iii) any fact or circumstance which Agent determines in good faith constitutes, or could reasonably be expected to constitute, a Default or Event of Default, or (iv) past due Taxes, or (v) any other similar events or circumstances which Agent determines in good faith make the establishment or revision of a Reserve prudent.  In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Agent to make advances to pay such liability or otherwise obligate Agent with respect thereto.  Without limiting the generality of the foregoing, it is agreed and understood that Agent shall establish a Reserve in an amount equal to two (2) months of servicing fees payable to SPS (or any similar third party logistics provider utilized by the Loan Parties).

2.2.	Protective Advances; Overadvances.

(a)Notwithstanding any contrary provision of this Agreement or any other Loan Document, at any time (i) after the occurrence and during the continuance of a Default or Event of Default or (ii) that any of the other applicable conditions precedent set forth in Section 4 or otherwise are not satisfied, Agent is authorized by each Borrower and each Lender, from time to time, in Agent's sole discretion, to make such Revolving Loans to, or for the benefit of, any Borrower, as Agent in its sole discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the Revolving Loans described in this Section 2.2 shall be referred to as "Protective Advances").  Notwithstanding any contrary provision of this Agreement or any other Loan Document, Agent may disburse the proceeds of any Protective Advance to any Borrower or to such other Person(s) as Agent determines in its sole discretion.  All Protective Advances shall be payable immediately upon demand.  Notwithstanding the foregoing, (i) the aggregate amount of all Protective Advances outstanding at any time shall not exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount and (ii) after giving effect to any such Protective Advances, the outstanding balance of all Revolving Loans will not exceed the Maximum Revolving Facility Amount.

(b)Notwithstanding any contrary provision of this this Agreement, at the request of Borrower Representative, Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to any Borrower, on behalf of the Lenders with a Revolving Loan Commitment, in amounts that exceed Excess Availability (any such excess Revolving Loans are herein referred to herein, collectively, as "Overadvances"); provided, that, no Overadvance shall result in a Default due to any Borrower's failure to comply with Section 2.1(a) for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance.  Overadvances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied.  The authority of Agent to make Overadvances is limited to an aggregate amount not to exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount at any time.  No Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender's outstanding balance of Revolving Loans to exceed its Revolving Commitment.  Required Lenders may, at any time, revoke Agent's authorization to make Overadvances, provided that any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof.

(c)Upon the making of any Protective Advance or Overadvance (whether before or after the occurrence of a Default), each Lender with a Revolving Loan Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance or Overadvance, as applicable, in proportion to its Pro Rata Share of the Revolving Loan Commitment.  Agent may, at any time, require the applicable Lenders to fund their participations.  From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance, as applicable, purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan.  Each Lender acknowledges and agrees that (i) Agent may elect to fund a Protective Advance or Overadvance through one or more of its Affiliates (including, without limitation, Eclipse Business Capital SPV, LLC) on behalf of Agent for administrative convenience and (ii) any such funding shall constitute a Protective Advance or Overadvance, as applicable, as if made by Agent subject to the terms and conditions of this Agreement.

2.3.	Notice of Borrowing; Manner of Revolving Loan Borrowing.

(a)Borrower Representative shall request each Revolving Loan by submitting such request by ABLSoft (or, if requested by Agent, by delivering, in writing or by an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a "Notice of Borrowing").  Subject to the terms and conditions of this Agreement, Agent shall, except as provided in Section 2.2, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to the Revolving Loan Funding Account by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00 a.m. Central Time on a Business Day or on a day that is not a Business Day.  Agent shall charge to the Revolving Loan Agent's usual and customary fees for the wire transfer of each Loan.

(b)Promptly following receipt of a Notice of Borrowing in accordance with this Section, Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested borrowing.  Each Lender shall make each Revolving Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Central Time, to the account of Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Pro Rata Share.  Unless Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to Agent such Lender's share of such borrowing, Agent may assume that such Lender has made (or will make) such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable borrowing available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Agent, at the interest rate applicable to such Revolving Loans.  If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Revolving Loan included in such borrowing.

2.4.	Swingline Loans.

(a)Agent, Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after Borrower Representative requests a Revolving Loan, the Swingline Lender may elect to have the terms of this Section 2.4 apply to such borrowing request by advancing, on behalf of the Lenders with a Revolving Loan Commitment and in the amount requested, same day funds to Borrowers (each such Loan made solely by the Swingline Lender pursuant to this Section 2.4 is referred to in this Agreement as a "Swingline Loan"), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.4(c).  Each Borrower hereby authorizes the Swingline Lender to, and Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), deliver the amount of the Swingline Loan requested to the applicable Funding Account (i) on the same day if the Notice of Borrowing is received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00 a.m. Central Time on a Business Day or on a day that is not a Business Day.  The aggregate amount of Swingline Loans outstanding at any time shall not exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount.  Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Excess Availability (before giving effect to such Swingline Loan).

(b)Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender with a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Pro Rata Share of the Revolving Commitment.  The Swingline Lender may, at any time, require the applicable Lenders to fund their participations.  From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan.

(c)Agent, on behalf of Swingline Lender, shall request settlement (a "Settlement") with respect to Swingline Loans with the Lenders holding a Revolving Commitment on at least a weekly basis or on any date that Agent elects, by notifying the applicable Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 p.m. Central Time on the date of such requested Settlement (the "Settlement Date").  Each applicable Lender (other than the Swingline Lender) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Swingline Loan with respect to which Settlement is requested to Agent, to such account of Agent as Agent may designate, not later than 2:00 p.m., Central Time, on such Settlement Date.  Settlements may occur during the existence of an event of Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied.  Such amounts transferred to Agent shall be applied against the amounts of the Swingline Lender's Swingline Loans and, together with such Swingline Lender's Pro Rata Share of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to Agent by any applicable Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon.

2.5.	Repayments.

(a)Revolving Loans.  If at any time for any reason whatsoever (including as a result of currency fluctuations) the outstanding balance of all Revolving Loans exceeds the lesser of (i) the Maximum Revolving Facility Amount, minus the amount of Reserves established against the Maximum Revolving Facility Amount in accordance with Section 2.1(b), minus the Availability Block, and (ii) the Borrowing Base minus the Availability Block, then, Borrowers will immediately pay to Agent such amounts as shall cause Borrowers to eliminate such excess.

(b)Maturity Date Payments.  All remaining outstanding monetary Obligations (including, all accrued and unpaid fees described in Section 3.2) shall be payable in full on the Maturity Date.

2.6.	Voluntary Termination of Loan Facilities.

Borrower Representative may, on at least five (5) Business Days prior written notice received by Agent, permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans, and an Early Payment/Termination Premium in the amount specified in Section 3.2(b).  From and after such date of termination, Agent shall have no obligation whatsoever to extend any additional Loans, and all of its lending commitments hereunder shall be terminated.

2.7.	Obligations Unconditional.

(a)The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party Obligor, and shall be independent of any defense or right of set-off, recoupment or counterclaim that any Loan Party Obligor or any other Person might otherwise have against Agent, any Lender or any other Person.  All payments required by this Agreement or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off.  If any Loan Party Obligor is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party Obligor shall pay to Agent such additional amount as shall be necessary to ensure that, after the making of such deduction or withholding, Agent receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.  Each Loan Party Obligor shall (a) pay the full amount of any deduction or withholding that it is required to make by law, to the relevant authority within the payment period set by applicable law and (b) promptly after any such payment, deliver to Agent an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Agent.

(b)If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith), (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or application thereof or (c) compliance by Agent with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (i) subjects Agent or any Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent or any Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Agent, any Lender or their respective members) or (ii) imposes, modifies or deems applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or any Lender or imposes on Agent or any Lender any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans, the result of which is to increase the cost to (or to impose a cost on) Agent or any Lender of making or maintaining any LIBOR Loan or (iii) imposes on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or continuing any Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, in each such case, Borrowers shall promptly pay to Agent or such Lender, when notified to do so by Agent or such Lender, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent or such Lender.  Each such notice of additional amounts payable pursuant to this Section 2.7(b) submitted by Agent or any Lender, as applicable, to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)This Section 2.7 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

2.8.Reversal of Payments.  To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies relating thereto) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender.  This Section 2.8 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

2.9.Notes.  The Loans and Commitments shall, at the request of any Lender, be evidenced by one or more promissory notes in form and substance reasonably satisfactory to such Lender.  However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent.

2.10.Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)Unused Line Fees pursuant to Section 3.2(a) shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender;

(b)Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder, (ii) second, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent, (iii) third, if so determined by Agent and Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of all Revolving Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

(c)No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder, provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

2.11.	Appointment of Borrower Representative.

(a)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing, and Borrowing Base Certificates, give instructions with respect to  the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Loan Documents. Lender may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Lender may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b)Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.11. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower requested on behalf of a Borrower hereunder, shall be remitted or issued to or for the account of such Borrower.

(c)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d)Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.

(e)No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Lender. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Lender as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the retiring Borrower Representative and the term "Borrower Representative" shall mean such successor Borrower Representative for all purposes of this Agreement and the other Loan Documents, and the retiring or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

2.12.Joint and Several Liability

(b)Joint and Several.  Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower.  Each Borrower agrees that its obligation hereunder shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.12 shall be absolute and unconditional, irrespective of, and unaffected by,

(i)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(ii)the absence of any action to enforce this Agreement (including this Section 2.12) or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;

(iii)the existence, value or condition of, or failure to perfect Agent's Lien against, any security for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any such security);

(iv)the insolvency of any Loan Party or Other Obligor; or

(v)any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c)Waivers by Borrowers.  To the extent permitted by applicable laws, each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent to marshal assets or to proceed in respect of the Obligations against any other Loan Party or Other Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower.  It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 2.12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

(d)Benefit of Joint and Several Obligations.  Each Borrower agrees that the provisions of this Section 2.12 are for the benefit of Agent and Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower, Agent and any Lender, the obligations of such other Borrower under the Loan Documents.

(e)Subordination of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor with respect to any other Loan Party or any Other Obligor until the Obligations are indefeasibly paid in full in cash.  Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 2.12, and that Agent and Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.12(d).

(f)Election of Remedies.  If Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2.12.  If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent.

(g)Contribution with Respect to Guaranty Obligations.

(i)To the extent that any Borrower shall make a payment under this Section 2.12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii)As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2.12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii)This Section 2.12(f) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.12(f) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.12(a).  Nothing contained in this Section 2.12(f) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iv)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.

(v)The rights of the indemnifying Borrowers against other Loan Parties under this Section 2.12(f) shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

(h)Liability Cumulative.  The liability of Borrowers under this Section 2.12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

3.	INTEREST AND FEES; LOAN ACCOUNT.

3.1.Interest.  All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Annex I, and accrued interest shall be payable (a) on the first day of each month in arrears, (b) upon a prepayment of Loan in accordance with Section 2.6, and (c) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to two (2) percentage points (2.00%) in excess of the rate otherwise applicable thereto (the "Default Rate"), and all such interest shall be payable on demand.  Changes in the interest rate shall be effective as of the first day of each month based on  the LIBOR Rate or Base Rate, as applicable, in effect on such date.  Subject to Section 3.6 and so long as no Event of Default shall have occurred and be continuing, all Loans shall constitute LIBOR Loans.  Upon the occurrence and during the continuance of an Event of Default, at the election of Agent or Required Lenders, all Loans shall constitute Base Rate Loans.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire Eurodollar deposits to fund or otherwise match fund any Obligations as to which interest accrues based on the Libor Rate.

3.2.Fees.  Borrowers shall pay Agent the following fees on the dates provided therefor, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent under this Agreement or under any other Loan Document and, in each case, are not refundable once paid:

(a)Unused Line Fee.  An unused line fee (the "Unused Line Fee"), for the ratable benefit of the Lenders, equal to one half of one percent (0.50%) per annum of the amount by which (i) the Maximum Revolving Facility Amount, calculated without giving effect to any Reserves applied to the Maximum Revolving Facility Amount, exceeds (ii) the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month (or part thereof), which fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date.

(b)Early Payment/Termination Premium.  In the event that, for any reason (including as a result of any voluntary or mandatory prepayment of the Loans, any acceleration of the Loans resulting from an Event of Default, any foreclosure and sale of Collateral, or any sale of Collateral in any bankruptcy or insolvency proceeding), all or any portion of the Lenders' commitment to make Revolving Loans is terminated prior to the Scheduled Maturity Date, in each case pursuant to Section 2.6, Section 11.2 or otherwise, then in each such case, in addition to the payment of the principal amount and all unpaid accrued interest and other amounts due thereon, Borrowers immediately shall be required to pay to Agent, for the ratable benefit of the Lenders, a premium (each, an "Early Payment/Termination Premium") (as liquidated damages and compensation for the cost of the Lenders being prepared to make funds available under this Agreement with respect to such Loans during the scheduled term of this Agreement) in an amount equal to the Applicable Percentage (as defined below) of the amount of any such Revolving Loan commitment termination, as applicable.  In each such case, the "Applicable Percentage" shall be (A) two percent (2.0%), if such event occurs on or before the date that is twelve months following the Amendment No. 2 Effective Date, (B) one percent (1.0%) if such event occurs after the date that is twelve months following the Closing Date, but on or before the date that is twenty-four months following the Amendment No. 2 Effective Date, and (C) one-half of one percent (0.5%) if such event occurs after the date that is twenty four months following the Amendment No. 2 Effective Date, but on or before the Scheduled Maturity Date.  Each Borrower acknowledges and agrees that (x) the provisions of this paragraph shall remain in full force and effect notwithstanding any rescission by Agent of an acceleration with respect to all or any portion of the Obligations pursuant to Section 11.2 or otherwise, (y) payment of any Early Payment/Termination Premium under this paragraph constitutes liquidated damages and not a penalty and (z) the actual amount of damages to Lenders or profits lost by Lenders as a result of such early payment or termination would be impracticable and extremely difficult to ascertain, and the Early Payment/Termination Premium under this paragraph is provided by mutual agreement of Borrowers and Lenders as a reasonable estimation and calculation of such lost profits or damages of Borrowers and Lenders.

3.3.Computation of Interest and Fees.  All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

3.4.Loan Account; Monthly Accountings.  Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the "Loan Account"), and shall provide Borrower Representative with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrowers on ABLSoft.  Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent), unless Borrower Representative notifies Agent in writing to the contrary within ninety (90) days after such account is rendered, describing the nature of any alleged errors or omissions.  However, Agent's failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations.  Interest, fees and other monetary Obligations due and owing under this Agreement may, in Agent's discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

3.5.Further Obligations; Maximum Lawful Rate.  With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Revolving Loans and shall be payable upon demand by Agent.  In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law.  Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the "Stated Rate") would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable.  Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest or other such amounts received by Agent exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

3.6.	Certain Provisions Regarding LIBOR Loans; Replacement of Lenders.

(a)Inadequate or Unfair Basis.  If Agent or any Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate, then Agent or such Lender shall promptly notify Borrower Representative (and Agent, if applicable) thereof and, so long as such circumstances shall continue, (i) Agent and/or such Lender shall be under no obligation to make any LIBOR Loans and (ii) on the last day of the current calendar month, each LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

(b)Change in Law.  If any change in, or the adoption of any new, law, treaty or regulation, or any change in the interpretation of any applicable law or regulation by any Governmental Authority charged with the administration thereof, would make it (or in the good faith judgment of Agent or the applicable Lender cause a substantial question as to whether it is) unlawful for Agent or such Lender to make, maintain or fund LIBOR Loans, then Agent or such Lender shall promptly notify Borrower Representative and, so long as such circumstances shall continue, (i) Agent or such Lender shall have no obligation to make any LIBOR Loan and (ii) on the last day of the current calendar month for each LIBOR Loan (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

(c)If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 2.7(b), or any Lender gives notice of the occurrence of any circumstances described in Section 2.7(b), or if Lender becomes a Defaulting Lender, Borrowers may designate another Person engaged in the making of commercial loans in the ordinary course of business which is acceptable to Agent in its sole discretion (such other Person being called a "Replacement Lender") to purchase the Loans and Commitments of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

(d)Benchmark Replacement Setting.

(i)Benchmark Replacement.

(A)Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the

Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.  For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations.   Agent will promptly notify Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, and (4) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6.

(iv)Benchmark Unavailability Period.  Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower Representative may revoke any request for a Borrowing based upon the LIBOR Rate or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the then-current Benchmark will not be used in any determination of the Base Rate.

(v)London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (1) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (2) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Agent to notify any parties of such Benchmark Transition Event pursuant to Section 3.6(d)(iii) shall be deemed satisfied.

4.	CONDITIONS PRECEDENT.
4.1.	Conditions to Initial Loans.

Each Lender's obligation to fund the initial Loans under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent):

(a)each Loan Party Obligor shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such agreements, instruments, documents, proxies, financial statements, projections, lien searches, legal opinions, title insurances, assessments, appraisals, and certificates as Agent may require, including such other agreements, instruments, documents, proxies, financial statements, projections, lien searches, legal opinions, title insurance, assessments, appraisals, and certificates listed on the closing checklist attached hereto as Exhibit B;

(b)Agent shall have completed its business and legal due diligence pertaining to the Loan Parties and their respective businesses and assets, with results thereof satisfactory to Agent in its sole discretion;

(c)each Lender's obligations and commitments under this Agreement shall have been approved by such Lender's Credit Committee;

(d)after giving effect to such Loans, as well as to the payment of all trade payables older than sixty days past due and the consummation of all transactions contemplated hereby to occur on the Closing Date, closing costs and any book overdraft, Excess Availability shall be no less than $2,500,000;

(e)since December 31, 2018, no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party; and

(f)Borrowers shall have paid to Agent all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent's costs, charges and expenses incurred through the Closing Date (and in connection herewith, Borrowers hereby irrevocably authorizes Agent to charge such fees, costs, charges and expenses as Revolving Loans).

4.2.Conditions to all Loans.  No Lender shall be obligated to fund any Loans, unless the following conditions are satisfied:

(a)Borrower Representative shall have provided to Agent such information as Agent may reasonably request in order to determine the Borrowing Base (including the items set forth in Section 7.15(a), (b) and (c) (as applicable)), as of such borrowing or issue date, after giving effect to such Loans;

(b)each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality provision or qualifier contained therein) as of the date such Loan is made (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality provision or qualifier contained therein) as of such earlier date), both before and after giving effect thereto;

(c)no Default or Event of Default shall be in existence, both before and after giving effect thereto; and

(d)no event shall have occurred or circumstance shall exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of a Loan shall constitute a representation by each Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it may reasonably request in connection therewith.

5.COLLATERAL.

5.1.Grant of Security Interest.  To secure the full payment and performance of all of the Obligations, each Loan Party Obligor hereby collaterally assigns to Agent and grants to Agent, for itself and on behalf of the Lenders, a continuing security interest in all property of each Loan Party Obligor, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including:  (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by any Loan Party Obligor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party Obligor; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including Equipment, Health-Care-Insurance Receivables, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party Obligor as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor as a member, equity holder or shareholder, as applicable, of each Issuer and any rights related to any Loan Party Obligors' capital account within the Issuer in respect of Investment Property; (f) all Deposit Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims listed in Section 2 of the Perfection Certificate; (i) all Supporting Obligations; (j) all life insurance policies; (k) all leases; (l) [Reserved]; (m) any other property of any Loan Party Obligor now or hereafter in the possession, custody or control of Agent or any agent or any parent, Affiliate or Subsidiary of Agent, any Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (n) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and all of each Loan Party Obligor's books and records relating to any of the foregoing and to any Loan Party's business.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement or any other Loan Document shall not extend to (a) any permit or license issued by a Governmental Authority to any Loan Party or any agreement to which any Loan Party is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of applicable law, validly prohibit the creation by such Loan Party of a security interest in such permit, license or agreement in favor of the Lender (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Code) or principles of equity); (b) any intent-to-use trademark application, to the extent and for so long as creation by a pledgor of a security interest therein would result in the loss, termination, invalidity, cancellation, unenforceability or abandonment by such pledgor of any material rights therein; and (c) the Restricted Accounts (the forgoing, collectively, the "Excluded Property"; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a), (b) or (c) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b) or (c))).

5.2.Possessory Collateral.  Promptly, but in any event no later than five Business Days after any Loan Party Obligor's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, to the extent permitted by the Replacement Term Loan Intercreditor Agreement, such Loan Party Obligor shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent).  If an endorsement or assignment of any such items shall not be made for any reason, to the extent Agent is permitted to do so by the Replacement Term Loan Intercreditor Agreement, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party Obligor, to endorse or assign the same on such Loan Party Obligor's behalf.

5.3.Further Assurances.  Each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Agent may from time to time reasonably request in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Agent in all the ABL Priority Collateral (wherever located) from time to time owned by the Loan Party Obligors and a second priority lien (subject only to Permitted Liens) in favor of Agent in all the Term Loan Priority Collateral (wherever located) from time to time owned by the Loan Party Obligors (including appraisals of real property in compliance with FIRREA), (c) cause Holdings and each Subsidiary of Holdings to guaranty all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Agent and (d) facilitate the collection of the Collateral.  Without limiting the foregoing, each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may reasonably request from time to time to perfect, protect and maintain Agent's security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

5.4.UCC Financing Statements.  Each Loan Party Obligor authorizes Agent to file, transmit or communicate, as applicable, from time to time, UCC Financing Statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party Obligor as the Debtor and Agent as the Secured Party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as "all personal property of debtor" or "all assets of debtor," or words of similar effect, in each case without such Loan Party Obligor's signature.  Each Loan Party Obligor also hereby ratifies its authorization for Agent to have filed, in any filing office, any Financing Statements filed prior to the date hereof.

6.CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS.

6.1.Lock Boxes and Blocked Accounts.  Each Loan Party Obligor hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party Obligor as of the Closing Date are described in Section 3 of the Perfection Certificate, which description includes for each such account the name of the Loan Party Obligor maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account.  After the Closing Date, no Loan Party Obligor shall open any new Deposit Account or any other depositary or other account without the prior written consent of Agent and without updating Section 3 of the Perfection Certificate to reflect such Deposit Account or other account.  No Deposit Account or other account of any Loan Party Obligor shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Perfection Certificate as being Restricted Accounts (and each Loan Party Obligor hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account).  Each Loan Party Obligor will, at its expense, establish (and revise from time to time as Agent may require) procedures acceptable to Agent, in Agent's sole discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party Obligor's Accounts and other Collateral ("Collections"), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Agent either in the name of such Loan Party Obligor (but as to which Agent has exclusive access) or, at Agent's option, in the name of Agent (a "Lock Box") and (b) depositing all Collections received by such Loan Party Obligor into one or more bank accounts maintained in the name of such Loan Party Obligor (but as to which Agent has exclusive access) or, at Agent's option, in the name of Agent (each, a "Blocked Account"), under an arrangement acceptable to Agent with a depository bank acceptable to Agent, pursuant to which all funds deposited into each Blocked Account are to be transferred to Agent in such manner, and with such frequency, as Agent shall specify, and/or (c) a combination of the foregoing.  Each Loan Party Obligor agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Agent shall require from time to time in connection with the foregoing, all in form and substance acceptable to Agent, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding (i) Restricted Accounts and (ii) any deposit account maintained by any Aytu Loan Party until such time as the Replacement Term Loan Debt has been paid in full.  Prior to the Closing Date, Borrowers shall deliver to Agent a complete and executed Authorized Accounts form regarding each Borrower's operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto.

6.2.Application of Payments.  All amounts paid to or received by Agent in respect of monetary Obligations, from whatever source (whether from any Borrower or any other Loan Party Obligor pursuant to such other Loan Party Obligor's guaranty of the Obligations, any realization upon any Collateral or otherwise) shall be applied by Agent to the Obligations in such order as Agent may elect, and absent such election shall be applied as follows:

(i)FIRST, to reimburse Agent for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement or any of the other Loan Documents;

(ii)SECOND, to any accrued but unpaid interest on any Protective Advances;

(iii)THIRD, to the outstanding principal of any Protective Advances;

(iv)FOURTH, to any accrued but unpaid fees owing to Agent and Lenders under this Agreement and/or any other Loan Documents;

(v)FIFTH, to any unpaid accrued interest on the Obligations;

(vi)SIXTH, to the outstanding principal of the Loans; and

(vii)SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Agent in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto.

For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Agent's receipt of an advice from Agent's Bank (set forth in Section 5 of Annex I) that such items have been credited to Agent's account at Agent's Bank (or upon Agent's deposit thereof at Agent's Bank in the case of payments received by Agent in kind), in each case subject to final payment and collection.  However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Agent three (3) Business Days after Agent 's receipt of advice of deposit thereof at Agent's Bank.

6.3.Notification; Verification.  Agent or its designee may, from time to time:  (a) in connection with any field examination or collateral audit (in consultation with the Loan Parties), or otherwise at any time during the continuance of an Event of Default, verify directly with the Account Debtors of the Loan Party Obligors (or by any manner and through any medium Agent considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Party Obligors, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party Obligor or Agent or such other name as Agent may choose; (b) when an Event of Default has occurred and is continuing, notify Account Debtors of the Loan Party Obligors that Agent has a security interest in the Accounts of the Loan Party Obligors and direct such Account Debtors to make payment thereof directly to Agent; each such notification to be sent on the letterhead of such Loan Party Obligor and substantially in the form of Exhibit E annexed hereto; and (c) following the occurrence and during the continuance of a Default or Event of Default, demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so) and, in furtherance of the foregoing, each Loan Party Obligor hereby authorizes Account Debtors to make payments directly to Agent and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party Obligor endorse all items of payment received by Agent that are payable to such Loan Party Obligor for the purposes described above.

6.4.	Power of Attorney.

Without limiting any of Agent's and the other Lenders' other rights under this Agreement or any other Loan Document, each Loan Party Obligor hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent's option but without obligation, with or without notice to such Loan Party Obligor, and at each Loan Party Obligor's expense, to do any or all of the following, in such Loan Party Obligor's name or otherwise, subject, in each case, to the terms of the Replacement Term Loan Intercreditor Agreement:

(a)at any time, when an Event of Default has occurred or is continuing,  (i) execute on behalf of such Loan Party Obligor any documents that Agent may, in its sole discretion, deem advisable in order to perfect, protect and maintain Agent's security interests, and priority thereof, in the Collateral and to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such Financing Statements and continuation Financing Statements, and amendments or other modifications thereto, as Agent shall deem necessary or appropriate) and to notify Account Debtors of the Loan Party Obligors in the manner contemplated by Section 6.3, (ii) endorse such Loan Party Obligor's name on all checks and other forms of remittances received by Agent, (iii) pay any sums required on account of such Loan Party Obligor's taxes or to secure the release of any Liens therefor, (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 7.14, (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral, (vi) receive, open and dispose of all mail addressed to such Loan Party Obligor at any post office box or lockbox maintained by Agent for such Loan Party Obligor or at any other business premises of Agent and (vii) endorse or assign to Agent on such Loan Party Obligor's behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Loan Party Obligor pursuant to Section 5.2; and

(b)at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party Obligor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Agent has an interest, (ii) execute on behalf of such Loan Party Obligor any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien, (iii) execute on behalf of such Loan Party Obligor any notice to any Account Debtor, (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor, (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party Obligor to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document, (viii) change the address for delivery of such Loan Party Obligor's mail, (ix) vote any right or interest with respect to any Investment Property, and (x) instruct any Account Debtor to make all payments due to any Loan Party Obligor directly to Agent.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees (internal and external counsel) of Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.  Each Loan Party Obligor agrees that Agent's rights under the foregoing power of attorney and any of Agent's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent or any Lender is in control of the business, management or properties of any Loan Party Obligor.

6.5.Disputes.  Each Loan Party Obligor shall promptly notify Agent of all disputes or claims in excess of $250,000 relating to its Accounts and Chattel Paper.  Each Loan Party Obligor agrees that it will not, without Agent's prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Agent during the existence of a Default or an Event of Default) such Loan Party Obligor may take any of such actions in the Ordinary Course of Business consistent with past practices, provided that Borrower Representative promptly reports the same to Agent.

6.6.Invoices.  At Agent's request during an Event of Default, each Loan Party Obligor will cause all invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to Agent, to reflect Agent's security interest therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC).

6.7.	Inventory.

(a)Returns.  No Loan Party Obligor will accept returns of any Inventory from any Account Debtor except in the Ordinary Course of Business.  In the event the value of returned Inventory in any one calendar month exceeds $250,000 (collectively for all Loan Party Obligors), Borrower Representative will immediately notify Agent (which notice shall specify the value of all such returned Inventory, the reasons for such returns, and the locations and the condition of such returned Inventory).  Returned Inventory shall be segregated and not commingled with other Inventory of the Loan Party Obligors.

(b)Third Party Locations.  No Loan Party Obligor will, without Agent's prior written consent, at any time, store any Inventory valued in excess of $250,000 with any warehouseman or other third party other than as set forth in Section 1(d) of the Perfection Certificate.

(c)Sale on Return, etc.  No Loan Party Obligor will, without Agent's prior written consent, at any time, sell any Inventory on a sale-or-return, guarantied sale, consignment, or other contingent basis.

(d)Fair Labor Standards Act.  Each Loan Party Obligor represents, warrants and covenants that, at all times, all of the Inventory of each Loan Party Obligor has been, at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

7.REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.

To induce Agent and the Lenders to enter into this Agreement, each Loan Party Obligor represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made (except to the extent any such representation or warranty expressly relates only to any earlier or specified date, in which case such representation or warranty will be made as of such earlier or specified date) and (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

7.1.Existence and Authority.  Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Perfection Certificate) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Perfection Certificate) or, if such Loan Party is not so qualified, such Loan Party may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Agent's rights. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party Obligor of this Agreement and all of the other Loan Documents to which such Loan Party Obligor is a party have been duly and validly authorized, do not violate such Loan Party Obligor's Governing Documents or any law or any material agreement or instrument or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person. Each Loan Party Obligor shall reserve and maintain all of its leases, licenses, permits, franchises qualifications, and rights that are necessary and desirable in the Ordinary Course of Business. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents.  This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Party Obligors who have signed them, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Section 1(f) of the Perfection Certificate sets forth the ownership of all of Holdings Subsidiaries.

7.2.Names; Trade Names and Styles.  The name of each Loan Party Obligor set forth on Section 1(b) of the Perfection Certificate is its correct and complete legal name as of the date hereof, and no Loan Party Obligor has used any other name at any time in the past five years, or at any time will use any other name, in any tax filing made in any jurisdiction.  Listed in Section 1(b) of the Perfection Certificate are all prior names used by each Loan Party Obligor at any time in the past five years and all of the present and prior trade names used by any Loan Party Obligor at any time in the past five years.  Borrower Representative shall give Agent at least thirty days' prior written notice (and will deliver an updated Section 1(b) of the Perfection Certificate to reflect the same) before it or any other Loan Party Obligor changes its legal name or does business under any other name.

7.3.Title to Collateral; Third Party Locations; Permitted Liens.  Each Loan Party Obligor has, and at all times will continue to have, good and marketable title to all of the Collateral.  The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens.  Upon filing of UCC-1s, Agent now has, and will at all times continue to have, a first-priority perfected and enforceable security interest in all of the ABL Priority Collateral, subject only to the Permitted Liens, and a second-priority perfected and enforceable security interest in all of the Term Loan Priority Collateral, subject only to the Permitted Liens, and each Loan Party Obligor will at all times defend Agent and the Collateral against all claims of others.  Except as otherwise disclosed in writing to Agent by Borrowers, none of the Collateral which is Equipment is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture.  Except for leases or subleases as to which Borrowers have delivered to Agent a landlord's waiver in form and substance reasonably satisfactory to Agent (unless waived by Agent in its sole discretion; provided, that such waiver may be conditioned upon Agent establishing a rent or other similar Reserve satisfactory to Agent in its sole discretion), no Loan Party Obligor is or will be a lessee or sublessee under any real property lease or sublease.  Except for warehouses as to which Borrowers have delivered to Agent a warehouseman's waiver in form and substance reasonably satisfactory to Agent (unless waived by Agent in its sole discretion; provided, that such waiver may be conditioned upon Agent establishing a rent or other similar Reserve satisfactory to Agent in its sole discretion), no Loan Party Obligor is or will at any time be a bailor of any Goods at any warehouse or otherwise.  Prior to causing or permitting any Collateral valued in excess of $50,000 (other than mobile equipment such as laptop computers in the possession of Borrower’s employees or agents) to at any time be located upon premises in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrower Representative shall notify Agent and the applicable Loan Party Obligor shall cause each such third party to execute and deliver to Agent, in form and substance reasonably acceptable to Agent, such waivers, collateral access agreements, and subordinations as Agent shall specify, so as to, among other things, ensure that Agent's rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Agent has access to such Collateral.  Each applicable Loan Party Obligor will keep at all times in full force and effect, and will comply at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

7.4.Accounts and Chattel Paper.  As of each date reported by Borrowers, all Accounts which any Borrower has then reported to Agent as then being Eligible Accounts comply in all respects with the criteria for eligibility set forth in the definition of Eligible Accounts.  All such Accounts, and all Chattel Paper owned by any Loan Party Obligor, are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

7.5.Electronic Chattel Paper.  To the extent that any Loan Party Obligor obtains or maintains any Electronic Chattel Paper, such Loan Party Obligor shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

7.6.	Capitalization; Investment Property.

(a)No Loan Party, directly or indirectly, owns, or shall at any time own, any capital stock or other equity interests of any other Person except as set forth in Sections 1(f) and 1(g) of the Perfection Certificate, which Sections list all Investment Property owned by each Loan Party Obligor.

(b)None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.  The Pledged Equity pledged by each Loan Party Obligor hereunder constitutes all of the issued and outstanding equity interests of each Issuer owned by such Loan Party Obligor.

(c)All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(d)Each Loan Party Obligor has caused each Issuer to amend or otherwise modify its Governing Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of Agent hereunder, and to the extent required to enable and empower Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.

(e)Each Loan Party Obligor will take any and all actions reasonably requested by Agent, from time to time, subject to the terms of the Replacement Term Loan Intercreditor Agreement, to (i) cause Agent to obtain exclusive control of any Investment Property in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent's exclusive control over such Investment Property and take such other actions as Agent may request to perfect Agent's security interest in any Investment Property.  For purposes of this Section 7.6, subject to the terms of the Replacement Term Loan Intercreditor Agreement, Agent shall have control (on a second priority basis) of Investment Property if (A) pursuant to Section 5.2, such Investment Property consists of certificated securities and the applicable Loan Party Obligor delivers such certificated securities to Agent (with all appropriate endorsements), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party Obligor delivers such uncertificated securities to Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by the applicable Loan Party Obligor and (C) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by the applicable Loan Party Obligor.  Each Loan Party Obligor that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests are securities governed by Article 8 of the UCC.

(f)No Loan Party owns, or has any present intention of acquiring, any "margin security" or any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock").  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(g)No Loan Party Obligor shall vote to enable, or take any other action to cause or to permit, any Issuer (other than Holdings) to issue any equity interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer.

(h)Subject to the terms of the Replacement Term Loan Intercreditor Agreement, no Loan Party Obligor shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Agent's Lien on any of the Investment Property, or any of Agent's rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(i)In the case of any Loan Party Obligor which is an Issuer, subject to the terms of the Replacement Term Loan Intercreditor Agreement, such Issuer agrees that the terms of Section 11.3(g)(iii) shall apply to such Loan Party Obligor with respect to all actions that may be required of it pursuant to such Section 11.3(g)(iii) regarding the Investment Property issued by it.

(j)Each Loan Party Obligor has made all capital contributions heretofore required to be made to the respective Issuer in respect of any Investment Property constituting limited liability company interests and no additional capital contributions are required to be made in respect of the respective limited liability company interests.

7.7.Commercial Tort Claims.  No Loan Party Obligor has any Commercial Tort Claim with a value in excess of Fifty Thousand Dollars ($50,000.00) pending other than those listed in Section 2 of the Perfection Certificate, and each Loan Party Obligor shall promptly (but in any case, no later than five Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party.  Such notice shall constitute such Loan Party Obligor's authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.

7.8.Jurisdiction of Organization; Location of Collateral.  Sections 1(c) and 1(d) of the Perfection Certificate set forth (a) each place of business of each Loan Party Obligor (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each

Loan Party Obligor is kept and (c) whether each such Collateral location and place of business (including each Loan Party Obligor's chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor).  No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Perfection Certificate.  Each Loan Party Obligor will give Agent at least thirty (30) days' prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Perfection Certificate, and will execute and deliver all Financing Statements, landlord waivers, collateral access agreements, mortgages, and all other agreements, instruments and documents which Agent shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent.  Without the prior written consent of Agent, no Loan Party Obligor will at any time (i) change its jurisdiction of organization or (ii) allow any Collateral to be located outside of the continental United States of America.

7.9.	Financial Statements and Reports; Solvency.

(a)All financial statements delivered to Agent and Lenders by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP and fairly reflect in all material respects the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated.

(b)As of the date hereof (after giving effect to the Loans to be made on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan is made (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each Loan Party, individually, is solvent and able to pay its debts as they come due, (iii) each Loan Party, individually, has sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

7.10.Tax Returns and Payments; Pension Contributions.  Each Loan Party has timely filed all tax returns and reports required by applicable law, has timely paid all applicable federal and material state Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable.  Each Loan Party may, however, defer payment of any contested taxes; provided, that such Loan Party (a) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (d) maintains adequate reserves therefor in conformity with GAAP.  No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.  Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.  There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $50,000 of any Loan Party.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate of any Loan Party in excess of $50,000.  No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $50,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000.  As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty (60%) or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty (60%) as of the most recent valuation date.  No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000.  No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000.  No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000.

7.11.Compliance with Laws; Intellectual Property; Licenses; Compliance with Health Care Laws; Health Care Permits.

(a)Each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party's business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters.

(b)No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party's business, affairs, properties or assets.  No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law.

(c)No Loan Party Obligor owns any Intellectual Property, except as set forth in Section 4 of the Perfection Certificate.  Except as set forth in Section 4 of the Perfection Certificate, none of the Intellectual Property owned by any Loan Party Obligor is the subject of any licensing or franchise agreement pursuant to which such Loan Party Obligor is the licensor or franchisor.  Each Loan Party Obligor shall promptly (but in any event within thirty (30) days thereafter) notify Agent in writing of any additional Intellectual Property rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 4 of the Perfection Certificate to reflect such additional rights; provided, that such Loan Party Obligor's failure to do so shall not impair Agent's security interest therein.  Each Loan Party Obligor shall execute a separate Security Agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable; provided, that such Loan Party Obligor's failure to do so shall not impair Agent's security interest therein.  Each Loan

Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party's business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property.  Except in relation with matters that have otherwise been settled, no Loan Party has any knowledge that, or has received any notice claiming that, any of such Intellectual Property infringes upon or violates the rights of any other Person.

(d)Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party's business operations, and all such licenses and permits are valid and in full force and effect.  Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof.  No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

(e)Each Loan Party is in compliance in all material respects with all Health Care Laws applicable to it, its assets, business or operations.

(f)Each Loan Party holds all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted.  All such Health Care Permits are in full force and effect and there is and has been no default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit except as would not reasonably be expected to result in a Material Adverse Effect.  No Governmental Authority has taken, or to the knowledge of any Loan Party intends to take, action to suspend, revoke, terminate, place on probation, materially restrict or not renew any material Health Care Permit of any Loan Party.

7.12.Litigation.  Section 1(e) of the Perfection Certificate discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party Obligor's knowledge) threatened against any Loan Party as of the Closing Date.  There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party Obligor's knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party Obligor) which could reasonably be expected to result, either separately or in the aggregate, in liability in excess of $500,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

7.13.Use of Proceeds.  All proceeds of all Loans shall be used by Borrowers solely (a) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (b) for Borrowers' working capital purposes and general corporate purposes and (c) for such other purposes as specifically permitted pursuant to the terms of this Agreement.  All proceeds of all Loans will be used solely for lawful business purposes.

7.14.	Insurance.

(a)Each Loan Party will at all times carry property, liability and other insurance, with insurers reasonably acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as Agent shall reasonably require, but in any event, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Loan Party operates, and each Borrower will provide Agent with evidence reasonably satisfactory to Agent that such insurance is, at all times, in full force and effect.  A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 5 of the Perfection Certificate.  Each property insurance policy shall name Agent as secondary lender loss payee and mortgagee, if applicable, and shall contain a secondary lender's loss payable endorsement, and a secondary mortgage endorsement, if applicable, and each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned on a second Lien basis to Agent, all in form and substance reasonably satisfactory to Agent.  All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days' (or, with respect to nonpayment of premiums, ten (10) days’) prior written notice to Agent, and shall otherwise be in form and substance reasonably satisfactory to Agent.  Borrower Representative shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower Representative shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.

(b)Borrower Representative shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 7.14.  Borrower Representative shall deliver to Agent, upon Agent 's request, certificates evidencing such insurance coverage in such form as Agent shall specify.

(c)IF ANY LOAN PARTY AT ANY TIME OR TIMES HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE (AND PROVIDE EVIDENCE THEREOF TO AGENT) OR TO PAY ANY PREMIUM RELATING THERETO, THEN AGENT, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY ANY BORROWER HEREUNDER, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE SUCH OTHER ACTIONS WITH RESPECT THERETO AS AGENT DEEMS ADVISABLE UPON NOTICE TO BORROWER REPRESENTATIVE.  SUCH INSURANCE, IF OBTAINED BY AGENT, MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS OR PAY ANY CLAIM MADE BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO THE COLLATERAL.  SUCH INSURANCE MAY BE MORE EXPENSIVE THAN THE COST OF INSURANCE ANY LOAN PARTY MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY BE CANCELLED ONLY UPON THE APPLICABLE LOAN PARTY PROVIDING EVIDENCE THAT IT HAS OBTAINED THE INSURANCE AS REQUIRED ABOVE.  ALL SUMS DISBURSED BY AGENT IN CONNECTION WITH ANY SUCH ACTIONS, INCLUDING COURT COSTS, EXPENSES, OTHER CHARGES RELATING THERETO AND REASONABLE INTERNAL AND EXTERNAL ATTORNEY COSTS, SHALL CONSTITUTE LOANS HEREUNDER, SHALL BE PAYABLE ON DEMAND BY BORROWERS TO AGENT AND, UNTIL PAID, SHALL BEAR INTEREST AT THE HIGHEST RATE THEN APPLICABLE TO LOANS HEREUNDER.

7.15.Financial, Collateral and Other Reporting / Notices.  Each Loan Party has kept, and will at all times keep, adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. The information provided in the Perfection Certificate is correct and complete in all respects. Each Loan Party Obligor will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is acceptable to Agent the following items (the items to be provided under this Section 7.15 shall be delivered to Agent by posting on ABLSoft or, if requested by Agent, by another form of Approved Electronic Communication or in writing):

(a)Annual Financial Statements.  Not later than ninety (90) days after the close of each Fiscal Year, unqualified, audited financial statements of the Loan Parties on a consolidated basis as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants and (ii) any Default or Event of Default is then in existence;

(b)Interim Financial Statements.  Not later than thirty (30) days after the end of each month, commencing with the month ending August 31, 2019, including the last month of each Fiscal Year, unaudited interim financial statements of the Loan Parties on a consolidated basis as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by the principal financial officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of each Loan Party for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes.  Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(c)Borrowing Base / Collateral Reports / Insurance Certificates / Perfection Certificates / Other Items.  The items described on Annex II hereto by the respective dates set forth therein.

(d)Projections, Etc.  Not later than sixty (60) days prior to the end of each Fiscal Year, monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated and consolidating basis, which projections shall include for each such period Borrowing Base projections, profit and loss projections, balance sheet projections, income statement projections and cash flow projections;

(e)Shareholder Reports, Etc.  Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(f)ERISA Reports.  Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event; and

(g)Intentionally Omitted.

(h)Notification of Certain Changes.  Promptly (and in no case later than the earlier of (i) three Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notification to Agent in writing of (A) the occurrence of any Default or Event of Default, (B) the occurrence of any event that has had, or may have, a Material Adverse Effect, (C) any change in any Loan Party's chief financial officer or chief executive officer, (D) any investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim)

relating to any Loan Party, any officer or director of a Loan Party, the Collateral or which may result in a Material Adverse Effect, (E) any material loss or damage to the Collateral, (F) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, any Default, or any Event of Default, or which would make any representation or warranty previously made by any Loan Party to Agent untrue in any material respect or constitute a material breach if such representation or warranty was then being made, (G) any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party and (H) any change in any Loan Party's certified independent accountant.  In the event of each such notice under this Section 7.15(h), Borrower Representative shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i)Notices of Product Recall.  Promptly (and in no case later than one Business Day after the occurrence thereof) notification to Agent in writing of the occurrence of any product recall or similar event to remove any drug or other products sold by any Loan Party from the market, together with a written statement describing such event in reasonable detail.

(j)Notices Under Material Contracts.  Promptly upon any delivery to Loan Party  or any of their Subsidiaries of any material notices under any Material Contract, a written statement describing such event, with copies of such amendments, notices or new contracts, delivered to Agent, and a description of any actions being taken pursuant thereto.

(k)Other Information.  Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party's and each Other Obligor's business or financial condition or results of operations.

7.16.Litigation Cooperation.  Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party Obligor shall, without expense to Agent or any Lender, make available each Loan Party, such Loan Party's officers, employees and agents, and any Loan Party's books and records, without charge, to the extent that Agent or such Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

7.17.Maintenance of Collateral, Etc.  Each Loan Party Obligor will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party Obligor will use the Collateral for any unlawful purpose.

7.18.Material Contracts.  Except as expressly disclosed in Section 1(h) of the Perfection Certificate, no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (x) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $500,000 or (y) any Material Contract.  Except for the contracts and other agreements listed in Section 1(h) of the Perfection Certificate, no Loan Party is party, as of the Closing Date, to any (i) employment agreements covering the management of any Loan Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Loan Party, (iii) agreements for managerial, consulting or similar services to which any Loan Party is a party or by which it is bound, (iv) agreements regarding any Loan Party, its assets or operations or any investment therein to which any of its equity holders is a party, (v) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee, (vi) distribution, marketing or supply agreements to which any Loan Party is a party, (vii) customer agreements to which any Loan Party is a party (in each case with respect to any contract of the type described in the preceding clauses (i), (iii), (iv), (v), (vi) and (vii) requiring payments of more than $500,000 in the aggregate in any Fiscal Year), (viii) partnership agreements to which any Loan Party is a partner, limited liability company agreements to which any Loan Party is a member or manager, or joint venture agreements to which any Loan Party is a party, (ix) real estate leases, or (x) any other contract to which any Loan Party is a party, in each case with respect to this clause (x) the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect; (each such contract and agreement, described in the preceding clauses (i) to (x), a "Material Contract").

7.19.No Default.  No Default or Event of Default has occurred and is continuing.

7.20.No Material Adverse Change.  Since December 31, 2018, no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party.

7.21.Full Disclosure.  Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party, any Other Obligor or any of their respective Affiliates to Agent or Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading in light of the circumstances in which they were made.  Except for matters of a general economic or political nature which do not affect any Loan Party or any Other Obligor uniquely, there is no fact presently known to any Loan Party Obligor which has not been disclosed to Agent, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time furnished in light of conditions and facts then known (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).

7.22.Sensitive Payments.  No Loan Party (a) has  made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

7.23.Replacement Term Loan Debt.

(a)Borrower Representative has furnished Agent a true, correct and complete copy of each of the Replacement Term Loan Documents.  No statement or representation made in any of the Replacement Term Loan Documents by any Borrower or any other Loan Party or, to any Borrower Representative 's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time that such statement or representation is made.  Each of the representations and warranties of the Loan Parties set forth in each of the Replacement Term Loan Documents are true and correct in all material respects.  No portion of the Replacement Term Loan Debt is, or at any time shall be, (i) secured by any assets of any of the Loan Parties or any other Person or any equity issued by any of the Loan Parties or any other Person (except to the extent expressly permitted by the Replacement Term Loan Intercreditor Agreement) or (ii) guaranteed by any Person (except to the extent expressly permitted by the Replacement Term Loan Intercreditor Agreement).

(b)The provisions of the Replacement Term Loan Intercreditor Agreement are enforceable against each holder of the Replacement Term Loan Debt, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Each Borrower and each other Loan Party Obligor acknowledges that Agent is entering into this Agreement and extending credit and making the Loans in reliance upon the Replacement Term Loan Intercreditor Agreement and this Section 7.23.

7.24.Access to Collateral, Books and Records.  At reasonable times and upon reasonable prior notice, Agent and its representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party's books and records.  Each Loan Party Obligor agrees to give Agent access to any or all of such Loan Party Obligor's, and each of its Subsidiaries', premises to enable Agent to conduct such inspections and examinations.  Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,200 per person per day (or such higher amount as shall represent Agent's then current standard charge), plus out-of-pocket expenses.  Agent may, at Borrowers’ expense, use each Loan Party's personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its sole discretion, deems appropriate.  Each Loan Party Obligor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.  Without limiting the foregoing, each Loan Party Obligor hereby authorizes Agent as an "authorized user" under its third party logistics arrangements with SPS (or any replacement thereof) and  agrees that Agent shall have all powers and access rights incidental thereto, in each case to take such actions as may be necessary for Agent to view all activities and reports through any applicable portal associated with such third party logistics and related services. In furtherance of the foregoing authorization, each Loan Party Obligor will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to Agent such documents, agreements and instruments, and will take or cause to be taken such further actions for which Agent may, from time to time, reasonably request to become an "authorized user" in respect of such portal, all in form and substance reasonably satisfactory to Agent and at the expense of the Borrowers.

7.25.Intentionally Omitted.

7.26.Lender Meetings.  Upon the request of Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a telephonic meeting with the Agents and the Lenders at such time as may be agreed to by Borrower Representative and such Agent or the Required Lenders.

7.27.Interrelated Business.  Loan Parties make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others.  From time to time each of the Loan Parties may render services to or for the benefit of the other Loan Parties, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Parties of creditors of the other Loan Parties and guarantees by such Loan

Parties of indebtedness of the other Loan Parties and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties).  Loan Parties have the same centralized accounting and legal services, certain common officers and directors and generally do not provide stand-alone consolidating financial statements to creditors.

7.28.Post-Closing Matters.  Loan Party Obligors shall satisfy the following requirements on or before the date specified below or such later date to be determined by Agent, at its sole option, each of which shall be completed or provided in form and substance reasonably satisfactory to Agent.  The failure to satisfy any such requirement on or before the date when due (or within such longer period as Agent may agree at its sole option) shall be an Event of Default, except as otherwise agreed to by Agent at its sole option:

(a)Within thirty (30) days after the Closing Date, loss payable, additional insured and notice of cancellation, as applicable, endorsements (on a second priority basis) with respect to the insurance required by Section 7.14 and a duly executed collateral assignment of business interruption insurance as collateral security (on a second priority basis), in each case, in form and substance satisfactory to Agent; and

(b)Within sixty (60) days after the Closing Date, a control agreement with respect to each of the bank and securities accounts of the Loan Parties (other than any Restricted Accounts) that are not subject to control agreements as of the Closing Date, in form and substance satisfactory to Agent.

8.NEGATIVE COVENANTS.  No Loan Party Obligor shall, and no Loan Party Obligor shall permit any other Loan Party to:

8.1.      Fundamental Changes. Merge, Divide, or consolidate with another Person, form any new Subsidiary, including by any Division thereof, acquire any interest in any Person,  or wind-up its business operations or cease substantially all or any material portion of its normal business operations, dissolve or liquidate, except for the following:

(a)         any Borrower may merge or consolidate with any other Borrower;

(b)        any Person (other than a Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Loan Party, such surviving entity is (or becomes) a Subsidiary that is a Loan Party concurrently with such merger; and

(c)       any Subsidiary of a Borrower may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding-up, as applicable, could not reasonably be expected to have a Material Adverse Effect or otherwise result in a Default or Event of Default hereunder.

8.2.      Asset Sales. Sell, transfer, return, or dispose of any Collateral or other assets (including pursuant to any Division), in each case with an aggregate fair market value in excess of $250,000 in any Fiscal Year, except:

(a)        sales, transfers and dispositions of (i) Inventory in the Ordinary Course of Business and (ii) used, obsolete, worn out or surplus Equipment or property no longer material to the operation of a Loan Party's business and in the ordinary course of business;

(b)       sales, transfers and dispositions constituting an Investment permitted by Section 8.3;

(c)       sales, transfers and dispositions constituting a Permitted Transfer or Permitted License; and

(d)       dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of (i) Holdings or any Subsidiary or (ii) a customer or other Person being held by Holdings or any Subsidiary.

8.3.Investments and Loans. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other equity interests (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, Division or otherwise), except for Permitted Investments.

8.4.Indebtedness. Incur any Indebtedness other than Permitted Indebtedness.

8.5.Liens. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever or authorize under the UCC of any jurisdiction a Financing Statement naming the Loan Party as debtor, or execute any security agreement authorizing any secured party thereunder to file such Financing Statement, other than in favor of Agent to secure the Obligations, on any of its assets whether now or hereafter owned, other than Permitted Liens.

8.6.Restricted Payments. Pay or declare any Restricted Payments, except that (a) Holdings and each Loan Party may declare and pay non-cash dividends with respect to its common stock payable solely in additional shares of its common stock, (b) Subsidiaries of Holdings may declare and pay dividends ratably with respect to their equity interests to any other Loan Party as the holder of such equity interests, (c) Holdings may declare and pay cash dividends with respect to its common stock so long as the Payment Conditions have been satisfied, (d) payments in lieu of fractional shares of equity securities arising out of stock dividends, splits, combinations or conversions, (e) the conversion of Holding’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and the purchase, redemption or other acquisition of shares of Holding’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock, (f) the issuance of its capital stock or other equity interests upon the exercise of warrants or options to purchase equity interests of Holdings; provided that no cash payments are made in connection therewith except for de minimis cash payable in lieu of fractional shares, (g) repurchases of stock of current or former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchases do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate per fiscal year and (h) repurchases of stock of current employees or directors on account of such Person’s tax obligations so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase; provided, however, that such repurchases do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year.

8.7.Business. Engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof and businesses reasonably related or incidental thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations.

8.8.Payments on Certain Indebtedness. Pay, or make any distributions for the payment of, (a) any principal with respect to the Replacement Term Loan Debt (whether a voluntary payment, mandatory prepayment or scheduled payment) if such payment is made by any Neos  Loan Party (it being understood that the foregoing limitation does not prohibit or condition such payments made by any Aytu Loan Party), or (b) any principal or other amount on any Indebtedness that is contractually subordinated to Agent, in violation of the applicable subordination or intercreditor agreement.

8.9.Transactions With Affiliates. Enter into any transaction with an Affiliate of such Loan Party, other than any transaction entered into in the Ordinary Course of Business, consistent with past practices and on terms and conditions at least as favorable to such Loan Party as would reasonably be obtained by such Loan Party at that time in a comparable arm's-length transaction with a person other than an Affiliate and which transaction has been disclosed in writing to the Lender prior to the entry thereof.

8.10.Modifications to Governing Documents. Agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party Obligor's Governing Documents, except for such amendments or other modifications required by applicable law or that are not materially adverse to Lender and then, only to the extent such amendments or other modifications are fully disclosed in writing to Agent no less than five (5) Business Days prior to being effectuated; provided, that any change to any jurisdiction of organization, or entering into any transaction which has the effect of changing any jurisdiction of organization, shall be made in compliance with Section 7.8.

8.11.Burdensome Restrictions.

(a)Enter into any covenant or other agreement that restricts or is intended to restrict it from pledging or granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a Lien on any of its property, whether, real or personal, tangible or intangible, existing or hereafter acquired, in favor of Agent to secure the Obligations, other than (a) in connection with any document or instrument governing Liens permitted pursuant to clause (a) of the definition of Permitted Liens, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (b) the Replacement Term Loan Documents subject to the Replacement Term Loan Intercreditor Agreement.

(b)Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Document or the Replacement Term Loan Documents subject to the Replacement Term Loan Intercreditor Agreement) of any kind on the ability of any such Person to pay or make any dividends or distributions to any Loan Party, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to any Loan Party.

8.12.Modifications to Replacement Term Loan Documents. Agree, consent, permit or otherwise undertake to amend, waive or otherwise modify any of the terms or provisions of any Replacement Term Loan Document in violation of the Replacement Term Loan Intercreditor Agreement.

8.13.Funds Maintained in Revolving Loan Funding Account. Transfer, move or otherwise utilize any funds maintained in the Revolving Loan Funding Account except for working capital and other general corporate purposes in the Ordinary Course of Business.

8.14.Transfers from Neos Loan Parties to Aytu Loan Parties. Notwithstanding anything contained herein or any other Loan Document to the contrary, (i) no property or other assets of the Neos Loan Parties may be transferred to any Aytu Loan Party at any time, and (ii) except for payments to Holdings permitted to be made in accordance with Section 8.6 or as set forth in the following proviso, no cash or proceeds of Collateral will be transferred (whether in the form of an intercompany loan, advance, payment or any other type of investment) from the Neos Loan Parties, or otherwise advanced by any Neos Loan Party, to any Aytu Loan Party; provided that the Neos Loan Parties may transfer or advance cash to the Aytu Loan Parties, in the Ordinary Course of Business for operating expenses and not as a loan, in an aggregate amount not to exceed $1,000,000 (the "Intercompany Cash Advance Cap"); provided, further, however, that if after any such advance or transfer has been made (not to exceed $1,000,000 in the aggregate), the Aytu Loan Parties have repaid all or a portion of the amount advanced or transferred, the amount so repaid may be readvanced or transferred so long as the Intercompany Cash Advance Cap is not exceeded. Borrowers shall include in each Compliance Certificate a certification that the Loan Parties are compliance with the Intercompany Cash Advance Cap and, promptly following any request from Agent, Borrowers shall provide Agent with a reasonably detailed calculation demonstrating such compliance with the Intercompany Cash Advance Cap.

9.FINANCIAL COVENANTS.  Each Loan Party Obligor shall at all times comply with the following Financial Covenants:

9.1.	[Reserved].

9.2.Capital Expenditure Limitation. The Loan Parties shall not make any Capital Expenditures if, after giving effect to such Capital Expenditures, the aggregate cost of all Capital Expenditures of the Loan Parties would exceed $5,400,000 during any Fiscal Year.

10.RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.

10.1.Release.  Each Borrower and each other Loan Party Obligor on behalf of itself and its successors, assigns, heirs and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and any and all Participants and Affiliates, and their respective successors and assigns, and their respective directors, members, managers, officers, employees, attorneys and agents, including without limitation each Agent-Related Person, and any other Person affiliated with or representing Agent or any Lender (collectively, the "Released Parties") of and from any and all liability, including all actual or potential claims, demands or causes of action of any kind, nature or description whatsoever, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise, which any Borrower or any Loan Party or any of their successors, assigns or other legal representatives has had, now has or has made claim to have against any of the Released Parties for or by reason of any act, omission, matter, cause or thing whatsoever, including any liability arising from acts or omissions pertaining to the transactions contemplated by this Agreement and the other Loan Documents, whether based on errors of judgment or mistake of law or fact, from the beginning of time to and including the Closing Date, whether such claims, demands and causes of action are matured or known or unknown.  Notwithstanding any provision in this Agreement to the contrary, this Section 10.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.  Such release is made on the date hereof and remade upon each request for a Loan by any Borrower or Borrower Representative.

10.2.Limitation of Liability.  In no circumstance will any of the Released Parties be liable for lost profits or other special, punitive, or consequential damages.  Notwithstanding any provision in this Agreement to the contrary, this Section 10.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

10.3.Indemnity.

(a)Each Loan Party Obligor hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including internal and external attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction).  Notwithstanding any provision in this Agreement to the contrary, this Section 10.3 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(b)To the extent that any Loan Party Obligor fails to pay any amount required to be paid by it to Agent (or any Released Party of Agent) under paragraph (a) above, each Lender severally agrees to pay to Agent (or such Released Party), such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against Agent in its capacity as such.

11.EVENTS OF DEFAULT AND REMEDIES.

11.1.	Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

(a)Payment.  If any Loan Party Obligor or any Other Obligor fails to pay to Agent, when due, any principal or interest payment or any other monetary Obligation required under this Agreement or any other Loan Document;

(b)Breaches of Representations and Warranties.  If any warranty, representation, statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party or any Other Obligor is untrue or misleading in any material respect (except where such warranty or representation is already qualified by Material Adverse Effect, materiality, dollar thresholds or similar qualifications, in which case such warranty or representation shall be accurate in all respects);

(c)Breaches of Covenants.

(i)If any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in Section 5.2, 6.1, 6.6, 6.7, 7.2 (limited to the last sentence of Section 7.2), 7.3, 7.7, 7.8, 7.11(c), 7.13, 7.14, 7.15, 7.24, 7.25, 7.26, 7.27, 8 or 9; or

(ii)If any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 11.1(a), (b) or (c)(i), and the continuance of such default unremedied for a period of ten Business Days; provided, that such ten Business Day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

(d)Judgment.  If one or more judgments aggregating in excess of $250,000 is obtained against any Loan Party or any Other Obligor which remains unstayed for more than thirty (30) days or is enforced;

(e)Cross-Default.  If any default occurs with respect to any Indebtedness (other than the Obligations or the Replacement Term Loan Debt) of any Loan Party or any Other Obligor if (i) such default shall consist of the failure to pay such Indebtedness in excess of $250,000 when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

(f)Dissolution.  The dissolution, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party or any Other Obligor (or of any general partner of any Loan Party or any Other Obligor if it is a partnership);

(g)Voluntary Bankruptcy or Similar Proceedings.  If any Loan Party or any Other Obligor shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h)Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party or any Other Obligor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party or any Other Obligor under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect; provided, that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans during such forty-five day period or, if earlier, until such proceedings are dismissed;

(i)Revocation or Termination of Guaranty or Security Documents.  The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party or Other Obligor;

(j)Term Loan Debt.

(i)A Default or Event of Default (as such terms are defined in the Replacement Term Loan Documents) with respect to the Replacement Term Loan Debt or the occurrence of any condition or event that results in the Replacement Term Loan Debt becoming due prior to its scheduled maturity as of the Closing Date or permits any holder or holders of the Replacement Term Loan Debt or any  trustee or agent on its or their behalf to cause the Replacement Term Loan Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Amendment No. 2 Effective Date; or

(ii)If any Loan Party or Other Obligor makes any payment on account of the Replacement Term Loan Debt other than payments which are not prohibited by the applicable provisions pertaining thereto, or if any holder of the Replacement Term Loan Debt attempts to limit or terminate any applicable provisions set forth in the Replacement Term Loan Intercreditor Agreement;

(k)Criminal Indictment or Proceedings.  If there is any indictment of any Loan Party, any Loan Party's officers, any Other Obligor or any Other Obligor's officers under any criminal statute or commencement of criminal proceedings against any such Person;

(l)Change of Control.  If (i) Aytu fails to own and maintain beneficial ownership, directly or indirectly, of at least one hundred percent (100%) of the outstanding voting equity interests of Company, Aytu Therapeutics, LLC ("Aytu Therapeutics") and Innovus Pharmaceuticals, Inc. ("Innovus") on a fully diluted basis; (ii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of Holdings or the Company cease to be composed of individuals (1) who were members of that board or equivalent governing body on the first day of such period, (2) whose election or nomination to that board was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board, or (3) whose election or nomination to that board was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board; (iii) Holdings ceases to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each other Loan Party; or (iv) a "change of control" or similar event occurs under the Replacement Term Loan Debt Documents;

(m)Reserved.

(n)Invalid Liens.  If any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the ABL Priority Collateral, or second priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Term Loan Priority Collateral, or any Loan Party or any Other Obligor shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first-priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties comprising ABL Priority Collateral purported to be covered thereby or second-priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties comprising Term Loan Priority Collateral purported to be covered thereby, as applicable;

(o)Termination of Loan Documents.  If any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(p)Liquidation Sales. The determination by any Loan Party to employ an agent or other third party or otherwise engage any Person or solicit proposals for the engagement of any Person in connection with the proposed liquidation of all or a material portion of its assets or store locations;

(q)Loss of Collateral.  The (i) uninsured loss, theft, damage or destruction of any of the Collateral (other than returned products destroyed by Borrowers in the Ordinary Course of Business), (ii) the insured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $250,000 in the aggregate for all such events during any Fiscal Year, or (iii) except as permitted hereby, the sale, lease or furnishing under a contract of service of, any of the Collateral.

(r)Plans.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000.

(s)FDA Matters.  If any Governmental Authority issues any injunction or other order that prohibits any Loan Party from marketing, selling or manufacturing any of any Loan Party's products currently approved by the FDA or any future products of any Loan Party once approved by the FDA (collectively, the "Commercial Products") if sales of such products covered by such injunction or order accounted for more than 50% of net sales revenue of Holdings and its Subsidiaries for the most recently ended four fiscal quarter periods, and such injunction or other prohibition shall continue to be in force or otherwise effective for more than sixty (60) consecutive calendar days; provided, however, that with respect to manufacturing, if there is one or more alternative manufacturers of the Commercial Product manufacturing on Holdings or its Subsidiaries' behalf that is not enjoined or otherwise prohibited from manufacturing the Commercial Product and are able to deliver product on Company's or its Subsidiaries'

behalf in a manner that is consistent with prior levels without a commercial distribution delay, it shall not be an Event of Default under this clause (s) if Holdings or any of its Subsidiaries are enjoined or otherwise prohibited from manufacturing the Commercial Product.

(t) Product Recall.  The occurrence of any product recall or similar event to remove any drugs or other products sold by any Loan Party from the market, in each case to the extent such product recall results in (i) a Material Adverse Effect or (ii) any set-off in excess of $500,000 in the aggregate by Account Debtors against then outstanding Accounts.

11.2.Remedies with Respect to Lending Commitments/Acceleration, Etc.  Upon the occurrence of an Event of Default, Agent may (in its sole discretion), or at the direction of Required Lenders, shall, (a) terminate all or any portion of its commitment to lend to or extend credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any Loan Party and/or (b) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Early Payment/Termination Premium in the amount specified in Section 3.2(b) and/or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 11.1(g) or Section 11.1(h), without notice, demand or other action by Agent all of the Obligations (including the Early Payment/Termination Premium in the amount specified in Section 3.2(b)) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

11.3.Remedies with Respect to Collateral.  Without limiting any rights or remedies Agent or any Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement:

(a)Any and All Remedies.  Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b)Collections; Modifications of Terms.  Agent may, but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party Obligor's name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party Obligor with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

(c)Insurance.  Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party Obligor's name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.

(d)Possession and Assembly of Collateral.  Agent may take possession of the Collateral and/or, without removal, render each Loan Party Obligor's Equipment unusable. Upon Agent's request, each Loan Party Obligor shall assemble the Collateral and make it available to Agent at one or more places designated by Agent.

(e)Set-off.  Agent may and, without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent or any Affiliate of Agent and (ii) any Indebtedness at any time owing by Agent or any Affiliate of Agent or any Participant in the Loans to or for the credit or the account of any Loan Party Obligor to the repayment of the Obligations, irrespective of whether any demand for payment of the Obligations has been made.

(f)Disposition of Collateral.

(i)Sale, Lease, etc. of Collateral.  Agent may, without demand, advertising or notice, all of which each Loan Party Obligor hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral.  Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion.  Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent to the purchase price payable in connection with such sale or disposition.  Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, that Agent shall provide the applicable Loan Party Obligor with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party Obligor hereby acknowledges and agrees that Agent's compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii)Deficiency.  Each Loan Party Obligor shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii)Warranties; Sales on Credit.  Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness.  Each Loan Party Obligor hereby acknowledges and agrees that Agent's disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the

Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 11.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.

(g)Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i)All rights of each Loan Party Obligor to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party Obligor that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 11.3(g)(ii) and Section 6.4, (B) exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party Obligor to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 11.3(f), (I) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof and (J) exercise any other rights or remedies Agent may have under the UCC, other applicable law or otherwise.

(ii)EACH LOAN PARTY OBLIGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY OBLIGOR WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY OBLIGOR'S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS:  (A) TRANSFER AND REGISTER IN AGENT'S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY OBLIGOR FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY OBLIGOR AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT

MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.  THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (x) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (y) AGENT AND LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT OR ANY LENDER FOR ANY REASON WHATSOEVER, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING ALL REASONABLE INTERNAL AND EXTERNAL ATTORNEYS' FEES AND DISBURSEMENTS) INCURRED BY AGENT AND LENDERS IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS).  SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY GOVERNING DOCUMENTS OF ANY LOAN PARTY OBLIGOR, ANY ISSUER, OR OTHERWISE.

(iii)In order to further effect the foregoing transfer of rights in favor of Agent, during the continuance of an Event of Default, each Loan Party Obligor hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party Obligor to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party Obligor, and each Loan Party Obligor acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.

(iv)Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party Obligor with respect to any of the Pledged Equity or other Investment Property, other than to Agent, are hereby revoked, and no subsequent proxies, other than to Agent will be given with respect to any of the Pledged Equity or any of the other Investment Property unless Agent otherwise subsequently agrees in writing.  Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and the other Investment Property at any and all times during the existence of an Event of Default, including, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith.  To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary or other implied duties to any Loan Party Obligor, any Issuer, any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact.  Each Loan Party Obligor hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary or other duty.

(v)Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property.  Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Governing Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 11.3(f)). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party Obligor under the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise.  In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party Obligor to, under, or in connection with any of the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

(vi)Compliance with the Securities Act as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, as well as any applicable "Blue Sky" or other state securities laws, if applicable to the Collateral or the portion thereof being sold, may require strict limitations as to the manner in which the Agent or any subsequent transferee may dispose of the Collateral. With respect to any disposition as to which the Securities Act or analogous state securities laws is applicable, each Loan Party Obligor hereby waives any objection to sale in a compliant manner, and agrees that the Agent has no obligation to obtain the maximum possible price for the Collateral so long as the Agent proceeds in a commercially reasonable manner.  Without limiting the generality of the foregoing, each Loan Party Obligor agrees that in conducting a disposition of the Collateral as to which the Securities Act or analogous state securities laws applies, Agent may seek to sell the Collateral by private placement, and may restrict bidders and prospective purchasers to those who are willing to represent that they are purchasing for investment only and not for distribution and who otherwise satisfy qualifications designed to ensure compliance with the Securities Act and analogous state securities laws and those that may be established in the Issuer’s Governing Documents. Each Loan Party Obligor acknowledges that in order to protect Agent's interest, it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, including, without limitation, a public offering under the Securities Act. In order to address these potential compliance requirements, Agent may solicit offers to purchase the Collateral from a limited number of bidders reasonably believed by Agent to be institutional investors or accredited investors. If Agent solicits offers in a commercially reasonable manner, then acceptance by Agent of one or more of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral and Agent will not be responsible or liable for selling all or any portion of the Collateral at a price that Agent deems in good faith to be reasonable.  Agent is under no obligation to delay a disposition of any portion of the Collateral that are securities under the Securities Act or applicable "Blue Sky" or other state securities law for the period of time necessary to permit any Loan Party Obligor or the Issuer to register the securities for public sale under the Securities Act or under applicable "Blue Sky" or other state securities laws, even if a Loan Party Obligor or the Issuer agrees to do so.  In addition, to the extent not prohibited by applicable law, each Loan Party Obligor waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the Collateral, including any right which Loan Party Obligor otherwise would have.

(vii)To the extent permitted under applicable law, Agent is not required to conduct any foreclosure sale of the Investment Property or any portion thereof.

(viii)Agent, at its option, may obtain the appointment of a receiver to take possession of the Investment Property and, at the option of Agent, a receiver may be empowered (i) to collect, receive and enforce all distributions, (ii) to exercise the rights of Agent as provided in this Agreement, (iii) to collect all other amounts owed to any Loan Party Obligor in respect of the Investment Property as and when due to any Loan Party Obligor, (iv) to otherwise collect, sell or dispose of the Investment Property, (v) to exercise all rights in and under the Investment Property; and (vi) to turn over all net proceeds to Agent.  Each Loan Party Obligor irrevocably and unconditionally agrees that a receiver may be appointed by a court to take the actions listed above without regard to the adequacy of the security for the Obligations, and the actions of the receiver may be taken in the name of the receiver, any Loan Party Obligor or Agent.

(ix)Agent may elect to conduct a sale of an economic interest in any Investment Property constituting limited liability company interests that does not result in the purchaser being admitted as a substitute limited liability company member in the Issuer, and that any sale or dispositions made in good faith will be considered commercially reasonable, notwithstanding the possibility that a substantially higher price might be realized if the purchaser were able to be admitted as a substitute limited liability company member rather than the holder of only an economic interest in the Issuer.

(x)Agent may disclose to prospective purchasers all of the information relating to the Investment Property (and the applicable Issuer) that is in the Agent's possession or otherwise available to the Agent.

(xi)Each Loan Party Obligor hereby authorizes and instructs their respective Issuer to comply with any instruction received by it from Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of the provisions of this Agreement as to Investment Property, without any other or further instructions from the respective Loan Party Obligor, and such Loan Party Obligor agrees that Issuer be fully protected in so complying.

(h)Election of Remedies.  Agent shall have the right in Agent's sole discretion to determine which rights, security, Liens or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent's other rights, security, Liens or remedies with respect to any Collateral or any of Agent's rights or remedies under this Agreement or any other Loan Document.

(i)Agent's Obligations.  Each Loan Party Obligor agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party Obligor or any other Person.  Agent shall not be responsible to any Loan Party Obligor or any other Person for loss or damage resulting from Agent's failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party Obligor to Agent.

(j)Waiver of Rights by Loan Party Obligors.  Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives  (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party Obligor may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws.  If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, each Loan Party Obligor agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.

12.LOAN GUARANTY.

12.1.Guaranty.  Each Loan Party Obligor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guaranties to Agent, for the ratable benefit of the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and attorneys' and paralegals' fees (including internal and external counsel and paralegals) and expenses of Agent or any Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Loan Party Obligor or any Other Obligor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations).  Each Loan Party Obligor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guaranty notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent that extended any portion of the Obligations.

12.2.Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party Obligor waives any right to require Agent to sue or otherwise take action against any Borrower, any other Loan Party Obligor, any Other Obligor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

12.3.	No Discharge or Diminishment of Loan Guaranty.

(a)Except as otherwise expressly provided for herein, the obligations of each Loan Party Obligor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any Obligor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any Obligor or their respective assets or any resulting release or discharge of any obligation of any Borrower or any Obligor; or (iv) the existence of any claim, setoff or other rights which any Loan Party Obligor may have at any time against any Borrower, any Obligor, Agent, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Party Obligor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any Obligor of the Obligations or any part thereof.

(c)Further, the obligations of any Loan Party Obligor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Obligor; (iv) any action or failure to act by Agent with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party Obligor or that would otherwise operate as a discharge of any Loan Party Obligor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).

12.4.Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Party Obligor hereby waives any defense based on or arising out of any defense of any Loan Party Obligor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party Obligor, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party Obligor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any Obligor, or any other Person.  Each Loan Party Obligor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any Obligor or exercise any other right or remedy available to it against any Borrower or any Obligor, without affecting or impairing in any way the liability of any Loan Party Obligor under this Loan Guaranty except to the extent the Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Party Obligor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party Obligor against any Borrower or any Obligor or any security.

12.5.Rights of Subrogation.  No Loan Party Obligor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Borrower or any Obligor, or any Collateral, until the Termination Date.

12.6.Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, each Loan Party Obligor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Party Obligors forthwith on demand by Agent.  This Section 12.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

12.7.Information.  Each Loan Party Obligor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party Obligor assumes and incurs under this Loan Guaranty, and agrees that Agent shall not have any duty to advise any Loan Party Obligor of information known to it regarding those circumstances or risks.

12.8.Termination.  To the maximum extent permitted by law, each Loan Party Obligor hereby waives any right to revoke this Loan Guaranty as to future Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party Obligor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent, (d) no payment by any Borrower, any other Loan Party Obligor, or from any other source, prior to the date of Agent's receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party Obligor hereunder and (e) any payment, by any Borrower or from any source other than a Loan Party Obligor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party Obligor hereunder.

12.9.Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party Obligor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party Obligor's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Party Obligors, Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party Obligor's "Maximum Liability").  This Section 12.09 with respect to the Maximum Liability of each Loan Party Obligor is intended solely to preserve the rights of Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Party Obligor or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party Obligor hereunder shall not be rendered voidable under applicable law. Each Loan Party Obligor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party Obligor without impairing this Loan Guaranty or affecting the rights and remedies of Agent hereunder; provided, that nothing in this sentence shall be construed to increase any Loan Party Obligor's obligations hereunder beyond its Maximum Liability.

12.10.Contribution.  In the event any Loan Party Obligor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party Obligor a "Paying Guarantor"), each other Loan Party Obligor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Applicable Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Section 12.10, each Non-Paying Guarantor's "Applicable Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (x) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (y) the aggregate Maximum Liability of all Loan Party Obligors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party Obligor, the aggregate amount of all monies received by such Loan Party Obligors from any Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Party Obligor's several liability for the entire amount of the Obligations (up to such Loan Party Obligor's Maximum Liability).  Each of the Loan Party Obligors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations.  This provision is for the benefit of Agent and the Lenders and the Loan Party Obligors and may be enforced by any one, or more, or all of them, in accordance with the terms hereof.

12.11.Liability Cumulative.  The liability of each Loan Party Obligor under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party Obligor to Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party Obligor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13.PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a)Any and all payments by or on account of any obligation of the Loan Party Obligors hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws require the Loan Party Obligors to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b)If any Loan Party Obligor shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party Obligor shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (ii) such Loan Party Obligor shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Party Obligors shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.  Upon request by Agent or other Recipient, Borrower Representative shall deliver to Agent or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such other Recipient, as the case may be.

(c)Without limiting the provisions of subsections (a) and (b) above, the Loan Party Obligors shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)Without limiting the provisions of subsections (a) through (c) above, each Loan Party Obligor shall, and does hereby, on a joint and several basis, indemnify Agent, each Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, any Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party Obligor thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any internal or external counsel or other tax advisor for Agent, any Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to Borrower Representative shall be conclusive absent manifest error.  Notwithstanding any provision in this Agreement to the contrary, this Section 13 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(e)Each Lender shall deliver to Borrower Representative and each Lender and each Participant shall deliver to Agent, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Representative or Agent, as the case may be, to determine (x) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (y) if applicable, the required rate of withholding or deduction and (z) such Lender's or Participant's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Party Obligors pursuant to this Agreement or otherwise to establish such Recipient's status for withholding tax purposes in the applicable jurisdiction; provided, that each Recipient shall only be required to deliver such documentation as it may legally provide.  Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i)each Lender (or Participant) that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower Representative and Agent (or any Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower Representative or Agent (or Lender granting a participation) as will enable Borrower Representative or Agent (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(ii)each Lender (or Participant) that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Recipient") shall deliver to Borrower Representative and Agent (or any Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) executed originals of Internal Revenue Service Form W-8ECI; (C) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN; and/or (E) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative or Agent to determine the withholding or deduction required to be made.  Each Non-U.S. Recipient shall promptly notify Borrower Representative and Agent (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

14.	AGENT

14.1.Appointment.  Each of the Lenders hereby irrevocably appoints Agent as its agent and authorizes Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, each Loan Document, including the Replacement Term Loan Intercreditor Agreement and any other intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein and execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (e) manage, supervise or otherwise deal with Collateral; (f) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (g) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents, (h) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise, including the determination of eligibility of Accounts and Inventory, the necessity and amount of Reserves and all other determinations and decisions relating to ordinary course administration of the credit facilities contemplated hereunder; and (i) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents, whether or not any Loan Party is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise. The provisions of this Article are solely for the benefit of Agent and the Lenders, and the Loan Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" as used herein or in any other Loan Documents (or any similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2.Rights as a Lender.  The Person serving as Agent hereunder, if it is a Lender, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not Agent hereunder without notice to or consent of the other Lenders.

14.3.Duties and Obligations.  Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a)  Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders, and, (c) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.  Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.  Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to Agent by a Borrower or a Lender, and Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Agent.  Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party.

14.4.Reliance.  Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document, unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

14.5.Actions through Sub-Agents.  Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Agent.  Agent may also perform its duties through employees and other Agent-Related Persons.  Agent shall not be responsible for the negligence or misconduct of any sub-agent, employee or Agent Professional that it selects as long as such selection was made without gross negligence or willful misconduct.  Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates and other related parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the related parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

14.6.Resignation.  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, Agent may resign at any time by notifying the Lenders and Borrower Representative.  Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower Representative, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.  Upon the acceptance of its appointment as Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor, unless otherwise agreed by Borrower Representative and such successor.  Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Agent under any Loan Document for the benefit of the Lenders, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders and, in the case of any Collateral in the possession of Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Agent shall have no duly or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to Agent shall also directly be given or made to each Lender.  Following the effectiveness of the Agent's resignation from its capacity as such, the provisions of this Article, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

14.7.	Non-Reliance.

(a)Each Lender acknowledges and agrees that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender further acknowledges the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such due diligence,  documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable laws relating to the transactions contemplated hereby, and made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder , and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent's or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

(b)Each Lender hereby agrees that (i) it has requested a copy of each appraisal, audit or field examination report prepared by or on behalf of Agent; (ii)  Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any such report or any of the information contained therein or any inaccuracy or omission contained in or relating to any such report and (B) shall not be liable for any information contained in any such report; (iii) such reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that Agent undertakes no obligation to update, correct or supplement such reports; (iv) it will keep all such reports confidential and strictly for its internal use, not share any such report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold Agent and any such other Person preparing any such report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any such report in connection with any extension of credit that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold Agent and any such other Person preparing any such report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees of both internal and external counsel) of Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any such report through the indemnifying Lender.

14.8.	Not Partners or Co-Venturers; Agent as Representative of the Secured Parties.

(a)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of Agent) authorized to act for, any other Lender.  Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)In its capacity, Agent is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the UCC.  Each Lender authorizes Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such documents.  Each Lender agrees that no Lender (other than Agent) shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the benefit of the Lenders upon the terms of the Loan Documents.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of Agent on behalf of the Lenders.

(c)Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.  Agent shall have no obligation whatsoever to any of the Lenders  (i) to verify or assure that the Collateral exists or is owned by any Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein,

14.9. Credit Bidding.  The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Agent, based upon the instruction of the Required Lenders, under any provisions of the UCC, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders may not direct Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations).  Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such Credit Bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  For purposes of the preceding sentence, the term "Credit Bid" shall mean, an offer submitted by Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

14.10.Certain Collateral Matters.  The Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of Borrowers hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 15.5 if approved, authorized or ratified in writing by the Required Lenders; or (ii) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (a) of the definition of Permitted Liens (it being understood that Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Indebtedness secured by any such Lien is permitted hereunder).  Upon request by Agent at any time, the Lenders will confirm in writing Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.10.  Agent may, and at the direction of Required Lenders shall, give blockage notices in connection with any subordinated debt and each Lender hereby authorizes Agent to give such notices.  Each Lender further agrees that it will not act unilaterally to deliver such notices.

14.11.Restriction on Actions by Lenders.  Each Lender agrees that it shall not, without the express written consent of Agent, and shall, upon the written request of Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents.  All Enforcement Actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Agent.

14.12.Expenses.  Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders.  In the event Agent is not reimbursed for such costs and expenses by a Loan Party, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including Agent Professional fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

14.13.Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent will promptly notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Agreement; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

14.14.Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of their respective Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, or any of their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or their respective Subsidiaries.

15.GENERAL PROVISIONS.

15.1.	Notices.

(a)Notice by Approved Electronic Communications.  Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein.  Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to ABLSoft.  All uses of ABLSoft and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Agent and Loan Parties in connection with the use of such system.  Each of the Loan Parties, the Lenders and Agent hereby acknowledges and agrees that the use of ABLSoft and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to transmit Approved Electronic Communications.  ABLSoft and all Approved Electronic Communications shall be provided "as is" and "as available".  None of Agent or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of ABLSoft or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein.  No warranty of any kind is made by Agent or any of its Affiliates or related persons in connection with ABLSoft or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  Each Borrower and each other Loan Party executing this Agreement agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with ABLSoft, any Approved Electronic Communication or otherwise required for ABLSoft or any Approved Electronic Communication.  Prior to the Closing Date, Borrower Representative shall deliver to Agent a complete and executed Client User Form regarding Borrowers’ use of ABLSoft in the form of Exhibit C annexed hereto.  No Approved Electronic Communications shall be denied legal effect merely because it is made electronically.  Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof.  Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original.  Each E-Signature shall be deemed sufficient to satisfy any requirement for a "signature" and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter.  Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party's or beneficiary's right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b)All Other Notices.  All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via ABLSoft or otherwise pursuant to Section 15.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

ECLIPSE BUSINESS CAPITAL, LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: Brian Hynds

Email: bhynds@eclipsebuscap.com

with a copy to:

GOLDBERG KOHN LTD.
55 East Monroe, Suite 3300
Chicago, Illinois 60613
Attention: Jeffrey Dunlop
Email: jeffrey.dunlop@goldbergkohn.com

If to Borrower Representative, any Borrower or any other Loan Party:

NEOS THERAPEUTICS, INC.
373 Inverness Parkway, Suite 206
Englewood, CO 80012
Attention: Mark Oki, CFO
Email: moki@aytubio.com

with a copy to:

DORSEY & WHITNEY LLP
111 S. Main Street, Suite 2100
Salt Lake City, UT 84111-2176
Attention: Ken Logsdon
Email: logsdon.ken@dorsey.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

15.2.Severability.  If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

15.3.Integration.  This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party that is a party hereto and thereto and Agent and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement.  THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.4.Waivers.  The failure of Agent and the Lenders at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or its agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and any necessary Lenders and delivered to Borrowers.  Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically waived in writing by an authorized officer of Agent and Required Lenders and delivered to

Borrowers.  Each Loan Party Obligor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent on which such Loan Party Obligor is or may in any way be liable, and notice of any action taken by Agent, unless expressly required by this Agreement, and notice of acceptance hereof.

15.5.	Amendments.

(a)No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, except to the extent set forth in Section 14.9 hereof, no amendment, modification, waiver or consent shall (i) extend or increase the Commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; (iv) amend or modify the definitions of Borrowing Base or Eligible Accounts, or any components thereof (including, without limitation, any advance rates), without the written consent of each Lender; or (v) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 14.10), change the definition of Required Lenders, any provision of Section 6.2, any provision of this Section 15.4, the provisions of Section 14.9 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (v), the written consent of all Lenders.  No provision of Section 14 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent.

(b)If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as Agent is not a Non-Consenting Lender, Agent and/or a Person or Persons reasonably acceptable to Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent and/or such Person or Persons, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption.

(c)Any amendment contemplated by Section 3.6(d) of this Agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 3.6(d) hereof.

15.6.Time of Essence.  Time is of the essence in the performance by each Loan Party Obligor of each and every obligation under this Agreement and the other Loan Documents.

15.7.Expenses, Fee and Costs Reimbursement.  Each Borrower hereby agrees to promptly pay (a) all out of pocket costs and expenses of Agent (including the out of pocket fees, costs and expenses of internal and external legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent) in connection with (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance or enforcement by Agent of its rights and remedies under the Loan Documents (or determining whether or how to perform or enforce such rights and remedies), (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document and (x) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that (A) such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent (B) each Lender shall also be entitled to reimbursement for all out of pocket costs and expense of the type described in this clause (x), provided that, to the extent of an actual or reasonably perceived conflict of interest, such reimbursement shall be limited to one additional counsel for the Lenders as a whole), and (b) without limiting the preceding clause (a), all out of pocket costs and expenses of Agent in connection with Agent's reservation of funds in anticipation of the funding of the initial Loans to be made hereunder.  Any fees, costs and expenses owing by any  Borrower or other Loan Party Obligor hereunder shall be due and payable within five (5) days after written demand therefor.

15.8.Benefit of Agreement; Assignability.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower, each other Loan Party Obligor party hereto, Agent and each Lender; provided, that neither each Borrower nor any other Loan Party Obligor may assign or transfer any of its rights under this Agreement without the prior written consent of Agent and each Lender, and any prohibited assignment shall be void.  No consent by Agent or any Lender to any assignment shall release any Loan Party Obligor from its liability for any of the Obligations.  Each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons in accordance with Section 15.9, and each Loan Party Obligor agrees to execute all agreements, instruments, and documents requested by any Lender in connection with such assignment. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, a Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure any obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

15.9.	Assignments.

(a)Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower Representative (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender (other than a Defaulting Lender) or an Affiliate of a Lender (other than an Affiliate of a Defaulting Lender) or an Approved Fund (other than an Approved Fund of a Defaulting Lender)).  Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender (provided, that an assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum assignment limitations).  The Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment and Assumption executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500.  Notwithstanding anything herein to the contrary, no assignment may be made to any equity holder of a Loan Party, any Affiliate of any equity holder of a Loan Party, any Loan Party, any holder of Replacement Term Loan Debt of a Loan Party (other than as a result of exercising the purchase option under Section 3 of the Intercreditor Agreement), any holder of any debt that is secured by liens or security interests that have been contractually subordinated to the liens and security interests securing the Obligations, or any Affiliate of any of the foregoing Persons without the prior written consent of Agent, which consent may be withheld in Agent's sole discretion and, in any event, if granted, may be conditioned on such terms and conditions as Agent shall require in its sole discretion, including, without limitation, a limitation on the aggregate amount of Loans and Commitments which may be held by such Person and/or its Affiliates and/or limitations on such Person's and/or its Affiliates' voting and consent rights and/or rights to attend Lender meetings or obtain information provided to other Lenders.  Any attempted assignment not made in accordance with this Section 15.10 shall be null and void.  Each Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower Representative has expressly objected to such assignment within five (5) Business Days after notice thereof.

(b)From and after the date on which the conditions described in Section 15.10(a) above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to the applicable Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to the applicable Assignment and Assumption, shall be released from its rights (other than its indemnification rights) and obligations hereunder.  Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Assumption, Borrowers shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a promissory note in the principal amount of the Assignee's Pro Rata Share of the aggregate Revolving Loan Commitment (and, as applicable, a promissory note in the principal amount of the Pro Rata Share of the aggregate Revolving Commitment retained by the assigning Lender).  Upon receipt by Agent of such promissory note(s), the assigning Lender shall return to Borrowers any prior promissory note held by it.

(c)Agent shall, as a non-fiduciary agent of Borrowers, maintain a copy of each Assignment and Assumption delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender and principal and stated interest of each Loan owing to each Lender from time to time and whether such Lender is the original Lender or the Assignee.  No assignment shall be effective unless and until the Assignment and Assumption is accepted and registered in the Register.  All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans.  Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.  Each Lender granting a participation shall, as a non-fiduciary agent of the Borrowers, maintain a register containing information similar to that of the Register in a manner such that the loans hereunder are in "registered form" for the purposes of the Code.  This Section and Section 19.1.2 shall be construed so that the Loans are at all times maintained in "registered form" for the purpose of the Code and any related regulations (and any successor provisions).

15.10.Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder or under any other Loan Document (any such Person, a "Participant").  In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b)

Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender's rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender; provided, that a Participant shall be entitled to the benefits of Section 13 as if it were a Lender if Borrower Representative is notified of the Participation and the Participant complies with Section 13.  Each Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof.  Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 15.9 as if it were a Lender.  Notwithstanding the granting of any such participating interests, (i) Borrowers shall look solely to the applicable Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by the applicable Lender as being binding upon all of the Participants and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrowers and the applicable Lender (exclusive of Participants) hereunder.  If a Lender grants a participation hereunder, such Lender shall maintain, as a non-fiduciary agent of Borrowers, a register as to the participations granted and transferred under this Section containing the same information specified in Section 15.9 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(F), 165(J), 871, 881, and 4701 of the Code.

15.11.Headings; Construction.  Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

15.12.USA PATRIOT Act Notification.  Agent hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Agent to identify such Persons in accordance with the USA PATRIOT Act.

15.13. Counterparts; Fax/Email Signatures.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

15.14.GOVERNING LAW.  THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

15.15.CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.  ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS IN THE COUNTY OF COOK OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY THE AGENT IN ITS SOLE DISCRETION, AND

EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS.  EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY OBLIGOR AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER'S’ NOTICE ADDRESS (ON BEHALF OF BORROWERS OR SUCH LOAN PARTY OBLIGOR) SET FORTH IN SECTION 15.1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE AGENT'S OPTION, BY SERVICE UPON ANY BORROWER OR ANY OTHER LOAN PARTY OBLIGOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

15.16.Publication.  Each Borrower and each other Loan Party Obligor consents to the publication by Agent of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements, provided, that such publication and sharing of information shall be subject to the prior satisfaction of SEC reporting obligations of each Borrower, if any.

15.17.Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of Borrower Representative; provided, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent and each Lender or any of their respective Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or any Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 15.17 and (g) to any lender or other funding source of Agent or any Lender (each reference to Agent and Lender in the foregoing clauses shall be deemed to include (i) the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 15.17), and further provided, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Borrower or any other Loan Party or Obligor.  The obligations of Agent and Lenders under this Section 15.17 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to any Borrower or any of its Affiliates.

15.18.Replacement Term Loan Intercreditor Agreement.  Notwithstanding anything herein to the contrary, each of (i) the Obligations of the Loan Parties under this Agreement, (ii) the Lien and security interest granted to Agent for the benefit of the Lenders pursuant to this Agreement (including priority thereof), (iii) the release of Collateral from the Lien granted and created hereby and (iv) the exercise of any right or remedy by Agent hereunder are, in each case, subject to the provisions of the Replacement Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Replacement Term Loan Intercreditor Agreement and this Agreement, the provisions of the Replacement Term Loan Intercreditor Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, each Borrower, each other Loan Party Obligor party hereto, Agent and each Lender have signed this Agreement as of the date first set forth above.

Agent:

ECLIPSE BUSINESS CAPITAL LLC (F/K/A/ ENCINA
BUSINESS CREDIT, LLC)

By:
Name:
Its:	Authorized Signatory

Lenders:

ECLIPSE BUSINESS CAPITAL SPV, LLC (F/K/A
ENCINA BUSINESS CREDIT SPV, LLC)

By:
Name:
Its:	Authorized Signatory

Signature Page to Loan and Security Agreement

Borrowers:

NEOS THERAPEUTICS, INC.

By:
Name:
Its:

NEOS THERAPEUTICS BRANDS, LLC

By:
Name:
Its:

NEOS THERAPEUTICS, LP

By:
Name:
Its:

Signature Page to Loan and Security Agreement

Loan Party Obligors:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:
Name:
Its:

NEOS THERAPEUTICS, LP

By:
Name:
Its:

PHARMAFAB TEXAS, LLC

By:
Name:
Its:

Signature Page to Loan and Security Agreement

Perfection Certificate

See attached.

Perfection Certificate Page 1

Annex I

Description of Certain Terms

1. Loan Limits for Revolving Loans
(a) Maximum Revolving Facility Amount	$12,500,000
(b) Advance Rates
(i) Accounts Advance Rate

Eighty-five percent (85%); provided, that if Dilution that has not been accounted for in Dilution Ineligibles exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the "Dilution Reserve").

2. Interest Rates
(a) Revolver	Four and one-half percent (4.50%) per annum in excess of the LIBOR Rate Three and one-half percent (3.50%) per annum in excess of the Base Rate
3. Maximum Days Eligible Accounts
(a) Maximum days after original invoice date for Eligible Accounts

Ninety (90) days with respect to Eligible Accounts arising from the sale of any branded Inventory

One-hundred twenty (120) days with respect to Eligible Accounts arising from the sale of any generic Inventory

(b) Maximum days after original invoice due date for Eligible Accounts	Sixty (60) days
4. Lender's Bank	[INTENTIONALLY OMITTED]
5. Scheduled Maturity Date	January 26, 2025

Annex I - 1

Annex II

Agent and Lenders shall be provided with each of the documents set forth below at the following times, in form satisfactory to Agent:

Weekly (no later than the 2nd Business Day of each week), or more frequently if Agent requests

(a)A summary and a detailed aging, by total, of Borrowers' Accounts, sales journals, collection journals, credit registers and any other records, with respect to Borrowers' Accounts (delivered electronically in an acceptable format).

(b)A detailed calculation of the Borrowing Base (delivered electronically in an acceptable format), as of the end of such week and reflecting the outstanding principal balance of the Loans as of the last day of such week.

Monthly (no later than 30 days after the end of each month)

(c)A summary and a detailed aging, by total, of Borrowers' Accounts, together with reconciliation to the weekly Borrowing Base submitted closest to such date and support documentation for any reconciling items noted (delivered electronically in an acceptable format).

(d)A summary aging, by vendor, of each Loan Party's accounts payable and a listing by vendor, of any held and/or outstanding checks (delivered electronically in an acceptable format).

(e)Notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers' Accounts.

(f)A detailed calculation of the Accounts of Borrowers that are not eligible for the Borrowing Base (delivered electronically in an acceptable format).

(g)A monthly Account roll-forward with respect to Borrowers' Accounts, in a format acceptable to Agent in its discretion, tied to the beginning and ending Account balances of Borrowers' month-end accounts receivable aging (delivered electronically in an acceptable format).

(h)A reconciliation of Accounts summary aging and trade accounts payable summary aging to each of (i) Borrowers' general ledger, and (ii) their monthly financial statements including any book reserves related to each category (delivered electronically in an acceptable format).

(i)A reconciliation of the loan statement provided to Borrowers by Agent for such month to each of (i) Borrowers' general ledger, (ii) their monthly financial statements and (iii) the Borrowing Base submitted closest to such date, together with support documentation for any reconciling items noted (delivered electronically in an acceptable format).

(j)A detailed calculation of the Borrowing Base (delivered electronically in an acceptable format) based upon the reports provided in (c) through (i) above, for such month and reflecting the outstanding principal balance of the Loans as of the last day of such month.

Promptly upon the request of Agent

(k)Copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.

Annex II - 1

Bi-Annually (in January and in July of each calendar year)

(l)A detailed list of each Loan Party's customers, with address and contact information.

(m)A detailed list of each Loan Party's vendors, with address and contact information.

(n) An updated Perfection Certificate, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an officer of Borrower Representative and substantially in the form of Annex IV hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Agent on an earlier date or any breach of any earlier made representation and/or warranty).

Promptly upon (but in no event later than two (2) Business Days after) delivery or receipt, as applicable, thereof

(o)Copies of any and all written notices (including notices of default or acceleration), reports and other deliveries received by or on behalf of any Loan Party from or sent by or on behalf of any Loan Party to, any holder, agent or trustee with respect to any Indebtedness that is contractually subordinated to the Obligations (in such holder's, agent's or trustee's capacity as such).

Annex II - 2

Annex III

Revolving Loan Commitments

Eclipse Business Capital SPV, LLC	$12,500,000
Total	$12,500,000

Annex III - 1

Exhibit A

FORM OF NOTICE OF BORROWING

[letterhead of Borrower Representative]

ECLIPSE BUSINESS CAPITAL LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: Loan Operations

Ladies and Gentlemen:

Please refer to the Loan and Security Agreement dated as of October 2, 2019 (as amended, restated or otherwise modified from time to time, the "Loan Agreement") among the undersigned, as Borrower Representative, the Borrowers (as defined therein) the Loan Party Obligors (as defined therein) party thereto, the Lenders party thereto and ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC), as Agent for the Lenders.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.  This notice is given pursuant to Section 2.3 of the Loan Agreement and constitutes a representation by Borrower Representative, for itself and on behalf of each Borrower, that the conditions specified in Section 4 of the Loan Agreement have been satisfied.  Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (ii) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby.

Borrower Representative hereby requests a borrowing, on behalf of each Borrower, under the Loan Agreement as follows:

The aggregate amount of the proposed borrowing is $[______________].  The requested borrowing date for the proposed borrowing (which is a Business Day) is [______________], [____].

Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on [_____________].

NEOS THERAPEUTICS, INC.,
as Borrower Representative

By:
Title:

Ex. A-1

Exhibit B

CLOSING CHECKLIST

[Attached]

Ex. B-1

Exhibit C

CLIENT USER FORM

ECLIPSE BUSINESS CAPITAL LLC

ABLSoft – Client User Form

Borrowers Names:	Neos Therapeutics, Inc.
Neos Therapeutics Brands, LLC
Neos Therapeutics, LP

Borrower Number:

Loan and Security Agreement Date: October 2, 2019

I, being an authorized signer of the above borrower, as Borrower Representative, refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the "Loan Agreement") between the Borrowers named above, the Lenders party thereto and ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC), as Agent.  This is the Client User Form, used to determined client access to ABLSoft.  Terms defined in the Loan Agreement have the same meaning when used in this Client User Form.

Being duly authorized by Borrower Representative, on behalf of Borrowers, I confirm that the following individuals have been authorized by Borrower to have access to ABLSoft:

First Name	Last Name	Email Address	Phone Number

NEOS THERAPEUTICS, INC.,
as Borrower Representative

By
Name:
Title:
Date:

Ex. C-1

Exhibit D

AUTHORIZED ACCOUNTS FORM

ECLIPSE BUSINESS CAPITAL LLC

Authorized Accounts Form

Borrowers Names:	Neos Therapeutics, Inc.
Neos Therapeutics Brands, LLC
Neos Therapeutics, LP

Borrower Number:

Loan and Security Agreement Date: October 2, 2019

I, being an authorized signer of NEOS THERAPEUTICS, INC., as Borrower Representative, refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the "Loan Agreement") between the Borrowers named above, the Lenders party thereto and ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC), as agent ("Agent").  This is the Authorized Accounts Form, referring to authorized operating bank accounts of Borrower.  Terms defined in the Loan Agreement have the same meaning when used in this Authorized Accounts Form.

Being duly authorized by Borrower Representative, I confirm that the following operating bank accounts of Borrowers are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

NEOS THERAPEUTICS, INC.,
as Borrower Representative

By:
Authorized Signer
Name:
Title:
Date:

Ex. D-1

Exhibit E

FORM OF ACCOUNT DEBTOR NOTIFICATION

[Date]

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[Account Debtor]
[Address]

Re:	Loan Transaction with ECLIPSE BUSINESS CAPITAL LLC

Ladies and Gentlemen:

Please be advised that we have entered into certain financing arrangements (along with any other financing agreements that we may enter into with Agent in the future, the "Financing Arrangements") with ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC) ("Agent"), as Agent for certain Lenders, pursuant to which we have granted to Agent a security interest in, among other things, any and all Accounts and Chattel Paper (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.

You are authorized and directed to respond to any inquiries that Agent may direct to you from time to time pertaining to the validity, amount and other matters relating to such Accounts and Chattel Paper.  In the event that Agent requests that payment for any Accounts and/or Chattel Paper be made directly to Agent, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.

This authorization and directive shall be continuing and irrevocable until Agent advises you, in writing, that this authorization is no longer in force.

Very truly yours,
[BORROWER]

By:
Name:
Its:

cc:	ECLIPSE BUSINESS CAPITAL LLC
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: Thomas Sullivan

Ex. E-1

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

[letterhead of Borrower Representative]

To:	ECLIPSE BUSINESS CAPITAL LLC, as Agent 123 N Wacker Suite 2400 Chicago, IL 60606 Attention: Thomas Sullivan

Re: Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of October 2, 2019 (as amended, restated or otherwise modified from time to time, the "Loan Agreement") by and among ECLIPSE BUSINESS CAPITAL LLC (F/K/A ENCINA BUSINESS CREDIT, LLC) ("Agent"), the Lenders party thereto, NEOS THERAPEUTICS, INC., a Delaware corporation ("Borrower Representative"), the other Borrowers (as defined therein) party thereto, the Loan Party Obligors (as defined therein) party thereto.  Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 7.15 of the Loan Agreement, the undersigned Chief Financial Officer of Borrower Representative hereby certifies on behalf of each Borrower (solely in his capacity as an officer or Borrower Representative and not in his individual capacity) that:

1.The financial statements of Borrowers for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP and fairly present the financial condition of Borrowers for the periods and as of the dates specified therein.

2.As of the date hereof, there does not exist any Default or Event of Default.

3.Borrowers are in compliance with the applicable financial covenants contained in Section 9 of the Loan Agreement for the periods covered by this Compliance Certificate.  Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrowers’ compliance with such financial covenants, which computations were made in accordance with GAAP.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this __ day of _______________, ______.

NEOS THERAPEUTICS, INC.,
as Borrower Representative

By:
Name:
Title:	Chief Financial Officer

Ex. F-1

Exhibit G

FORM OF ASSIGNMENT AND ASSUMPTION

Dated [___________ ___, 201_]

Reference is made to the Loan and Security Agreement dated as of October 2, 2019 among NEOS THERAPEUTICS, INC., a Delaware corporation ("Borrower Representative"), the other Borrowers (as defined therein) party thereto, the Loan Party Obligors (as defined therein) party thereto, the lenders party thereto as "Lenders" and Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC), as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").  Terms defined in the Loan Agreement are used herein as therein defined.

[____________], solely in its capacity as a Lender under the Loan Agreement (the "Assignor"), and [__________] (the "Assignee") agree as follows:

1.The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty (except as expressly set forth elsewhere herein), and the Assignee hereby purchases and assumes from the Assignor, on the Effective Date (as defined below), an interest as set forth in Exhibit A attached hereto (the "Assigned Interest") in and to (i) all of the Assignor's right, title and interest with respect to the Loans set forth in Exhibit A, (ii) all of the Assignor's right, title and interest with respect to the Revolving Loan Commitment of Assignor as set forth in Exhibit A and (iii) to the extent related thereto, all of the Assignor's rights and obligations, solely as a Lender, under the Loan Agreement and any other Loan Document (including, without limitation, (A) the outstanding principal amount of the Loans made by the Assignor and assigned to Assignee hereunder, and (B) the Assignor's pro rata share of the obligations owing by each Loan Party under the Loan Agreement and the Loan Documents).  The Assigned Interest (expressed as a percentage) in the Loans and the Revolving Loan Commitment is set forth in Exhibit A.

2.The Assignor (i) represents and warrants as of the date hereof that its Revolving Loan Commitment, or if its Revolving Loan Commitment shall have been terminated, the outstanding principal amount of its Revolving Loans, is set forth in Exhibit A (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

3.The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Loan Parties, the Collateral, the Loans, the Revolving Loan Commitments and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment and Assumption) of the Assignor in connection with the assignment made under this Assignment and Assumption.  The Assignee further acknowledges that the Assignee will, independently and without reliance upon Agent, the Assignor or any other Lender and based upon the Assignee's review of such documents and information as the

Ex. G-1

Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Assignment and Assumption and taking or not taking action under the Loan Documents.  The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Loan Agreement or at any time or times thereafter.

4.The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Loan Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

5.The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Loan Parties to the Assignor or the Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Loan Parties or any other Person liable for the payment of any Loans or payment of amounts owed in connection with other extensions of credit under the Loan Agreement or the value of the Collateral or any other matter.  The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Event of Default.

6.Each party to this Assignment and Assumption represents and warrants to the other party to this Assignment and Assumption that it has full power and authority to enter into this Assignment and Assumption and to perform its obligations under this Assignment and Assumption in accordance with the provisions set forth herein, that this Assignment and Assumption has been duly authorized, executed and delivered by such party and that this Assignment and Assumption constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

7.Each party to this Assignment and Assumption represents and warrants that the making and performance by it of this Assignment and Assumption do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it.

8.Each party to this Assignment and Assumption represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment and Assumption have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment and Assumption.

9.The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any lien, security interest or other encumbrance.

Ex. G-2

10.The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Loan Agreement or any other Loan Document.

11.The Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

12.The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.

13.The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption.

14.The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

15.The effective date for this Assignment and Assumption (the "Effective Date") shall be the date that is the latest of (a) the execution of this Assignment and Assumption, (b) the delivery of this Assignment and Assumption to Agent for acceptance, and (c) the date on which the Assignor has received the payment, in immediately available funds, by the Assignee of $[_____________], which amount represents the purchase price for the Assigned Interest.

16.Upon acceptance of this Assignment and Assumption by Agent, as of the Effective Date (i) the Assignee shall, in addition to the rights and obligations under the Loan Agreement and the other Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Agreement and the other Loan Documents that have been assigned to it pursuant to this Assignment and Assumption, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents that have been assigned by the Assignor to the Assignee pursuant to this Assignment and Assumption.

17.Upon acceptance of this Assignment and Assumption by Agent, from and after the Effective Date, Agent shall make all payments under the Loan Agreement in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.  If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Assignment and Assumption which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment.  If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Assignment and Assumption or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.

18.This Assignment and Assumption shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

[rest of page intentionally left blank; signature page follows]

Ex. G-3

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption as of the Effective Date.

[ASSIGNOR]ByNameTitle

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNORTelephone No. (___) ___-____Telecopy No. (___) ___-____

[ASSIGNEE]ByNameTitle

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNEETelephone No. (___) ___-____Telecopy No. (___) ___-____

Ex. G-4

ACCEPTED this _____ day of ___________, 201__ ECLIPSE BUSINESS CAPITAL LLC, as Agent By Name Title]

Ex. G-5

Consented to this ___ day of __________, 201_[NEOS THERAPEUTICS, INC., as Borrower Representative]By:Name:Title:

Ex. G-6

EXHIBIT A

Borrowers: Neos Therapeutics, Inc.
Neos Therapeutics Brands, LLC
Neos Therapeutics, LP

Description of Loan Agreement: Loan and Security Agreement, dated as of October 2, 2019 among Borrowers, the other Loan Party Obligors party thereto, the lenders party thereto as "Lenders" and Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC) as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time).

Assigned Interests:

Assignor's Interest Prior to Assignment	Assigned Interests	Assignor's Remaining Interest After Assignment	Assignee's Pro Rata Shares
Revolving Loans and Revolving Loan Commitments

Ex. G-7

ECLIPSE BUSINESS CAPITAL, LLC

CONSENT, JOINDER AND AMENDMENT NO. 2

CLOSING CHECKLIST

NEOS THERAPEUTICS, INC.

$12,500,000 Revolving Credit Facility

Closing Date: January 26, 2022

PARTIES TO THE TRANSACTION

AGENT:	ECLIPSE BUSINESS CAPITAL, LLC 123 N. Wacker Drive, Suite 2400 Chicago, Illinois 60606

COUNSEL TO AGENT:	GOLDBERG KOHN LTD. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603

BORROWERS:	NEOS THERAPEUTICS, INC. ("NTI") NEOS THERAPEUTICS BRANDS, LLC ("Brands") NEOS THERAPEUTICS, LP ("LP") 2490 N. Hwy 360, Suites 100, 200 and 400 Grand Prairie, Texas 75050

EXISTING LOAN PARTY OBLIGORS:	NEOS THERAPEUTICS COMMERCIAL, LLC ("Commercial") PHARMAFAB TEXAS, LLC ("Pharma") 2490 N. Hwy 360, Suites 100, 200 and 400 Grand Prairie, Texas 75050

NEW LOAN PARTY OBLIGORS

AYTU BIOPHARMA, INC. ("Holdings")

AYTU THERAPEUTICS, LLC ("Aytu Therapeutics")

INNOVUS PHARMACEUTICALS, INC. ("Innovus")

SEMPRAE LABORATORIES, INC. ("Semprae")

NOVALERE, INC. ("Novalere")

SUPPLEMENT HUNT, INC. ("Supplement Hunt")

DELTA PRIME SAVINGS CLUB, INC. ("Delta Prime")

COUNSEL TO BORROWERS AND LOAN PARTY OBLIGORS:	DORSEY & WHITNEY LLP 115 Main Street, Suite 2100 Salt Lake City, UT 84111-2176

REPLACEMENT TERM LOAN LENDERS:	AVENUE VENTURE OPPORTUNITIES FUND, L.P. AVENUE VENTURE OPPORTUNITIES FUND II, L.P. 370 Convention Way, 3rd Floor Redwood City, CA 94063
COUNSEL TO REPLACEMENT TERM LOAN LENDERS:	BARNES & THORNBURG LLP 655 W. Broadway, Suite 1300 San Diego, CA 92101

A.	Loan and Security Documents:
1.	Consent, Joinder and Amendment No. 2 to Loan and Security Agreement
(a)	Amended Loan and Security Agreement
2.	Amended and Restated Revolving Note - $12,500,000
3.	Supplemental Fee Letter
4.	UCC-1 Financing Statements listed on Exhibit A
5.	Trademark Security Agreement
6.	Patent Security Agreement
7.	Copyright Security Agreement
B.	Collateral Due Diligence:
8.	Lien Search Report and Summary – Pre-close
9.	Intellectual Property Reports and Summary – Pre-close
C.	Organizational Due Diligence:
10.	Omnibus Officer Certificate – Holdings, NTI, Brands, LP, Commercial, Innovus, Semprae, Novalere, Supplement Hunt and Delta Prime:

Certificate of Incorporation/Certificate of Formation/Certificate of Limited Partnership
Bylaws/Operating Agreements/Limited Partnership Agreement
Resolutions of Holdings
Resolutions of NTI, Brands, LP, Commercial, Innovus, Semprae, Novalere, Supplement Hunt and Delta Prime
Incumbency

11.	Certificates of Good Standing (see Exhibit B)
D.	Term Loan Debt Documents:
12.	Intercreditor Agreement
13.	Loan and Security Agreement
14.	Supplement to Loan and Security Agreement
15.	Promissory Notes re:

(a)	Avenue Venture Opportunities Fund, L.P.
(b)	Avenue Venture Opportunities Fund II, L.P.
E.	Deerfield Term Loan Payoff Documents:
16.	Payoff Letter
17.	Termination and Release of Grant of Security Interest (Copyrights)
18.	Termination and Release of Grant of Security Interest (Patents and Trademarks) re:
(a)	Reel/Frame 6764/0875
(b)	Reel/Frame 7238/0465
(c)	Reel/Frame 5814/0859 and Reel/Frame 038918/0965
(d)	Reel/Frame 6764/0927 and Reel/Frame 050638/0952
19.	UCC Terminations
F.	Other Items:
20.	Legal Opinion re Loan Documents and DE (Dorsey & Whitney LLP)
21.	Legal Opinion re Nevada law (Nevada counsel)
G.	Post-Closing Items:
22.	UCC Lien Search Reports – Post-close
23.	Perfection Certificates (New Loan Party Obligors)
24.	General Insurance Materials:
(a)	Certificate(s) of insurance with respect to property, machinery and business interruption insurance, showing Agent as certificate holder and lender's loss payee
(b)	Certificate(s) of insurance with respect to liability and other third party insurance, showing Agent as certificate holder and additional insured
25.	Collateral Assignment of Business Interruption Insurance
26.	Insurance Endorsements
27.	Deposit Account Control Agreements

(a)	Full Dominion (Eclipse as Controlling Secured Party) (Account Nos.: [INTENTIONALLY OMITTED])
(b)	Springing Dominion (Eclipse as Controlling Secured Party) (Account No.: [INTENTIONALLY OMITTED])
28.	Notice of Termination of Account Control Agreement re:
(a)	Full Dominion (Collections Accounts) (Eclipse as Controlling Secured Party) (Account Nos.: [INTENTIONALLY OMITTED])
(b)	Springing Dominion (Funding Account) (Eclipse as Controlling Secured Party) (Account No.: [INTENTIONALLY OMITTED])
(c)

Amended and Restated Deposit Account Control Agreement ([INTENTIONALLY OMITTED]): Springing Dominion (Investment Account) (Term Loan Agent as Controlling Secured Party) (Account No.: [INTENTIONALLY OMITTED])

29.	UCC-3 Amendments listed on Exhibit C to change Debtor's name to Eclipse Business Capital, LLC

EXHIBIT A

UCC Financing Statements

Debtor	Secured Party	Jurisdiction/ Filing Office	File No.	Date
Aytu BioPharma, Inc.	Eclipse Business Capital, LLC	SOS-DE	20220702290	1/26/2022
Aytu Therapeutics, LLC	Eclipse Business Capital, LLC	SOS-DE	20220702258	1/26/2022
Innovus Pharmaceuticals, Inc.	Eclipse Business Capital, LLC	SOS-NV
Semprae Laboratories, Inc.	Eclipse Business Capital, LLC	SOS-DE	20220702266	1/26/2022
Novalere, Inc.	Eclipse Business Capital, LLC	SOS-DE	20220702464	1/26/2022
Supplement Hunt, Inc.	Eclipse Business Capital, LLC	SOS-NV
Delta Prime Savings Club, Inc.	Eclipse Business Capital, LLC	SOS-NV

EXHIBIT B

Good Standings

Loan Party	Jurisdiction
Neos Therapeutics, Inc.	Delaware
PharmaFab Texas, LLC	Texas
Neos Therapeutics, LP	Texas
Neos Therapeutics Brands, LLC	Delaware
Neos Therapeutics Commercial, LLC	Delaware
Aytu BioPharma, Inc.	Delaware
Aytu Therapeutics, LLC	Delaware
Innovus Pharmaceuticals, Inc.	Nevada
Semprae Laboratories, Inc.	Delaware
Novalere, Inc.	Delaware
Supplement Hunt, Inc.	Nevada
Delta Prime Savings Club, Inc.	Nevada

EXHIBIT C

UCC-3 Amendments

Debtor	Secured Party	Jurisdiction/ Filing Office	Initial File No. and Date	File No. and Date of Amendment
Neos Therapeutics, Inc.	Encina Business Credit, LLC	SOS-DE
Neos Therapeutics Brands, LLC	Encina Business Credit, LLC	SOS-DE
Neos Therapeutics, LP	Encina Business Credit, LLC	SOS-TX
Neos Therapeutics Commercial, LLC	Encina Business Credit, LLC	SOS-DE
Pharmafab Texas, LLC	Encina Business Credit, LLC	SOS-TX